09237894

ARTICLES OF ASSOCIATION

of
INDIVIOR PLC
Public Limited Company (09237894)

(Articles adopted by special resolution on 30 October 2014 and amended by special resolution on 23 December 2014, 30 September 2022, 4 May 2023, 8 May 2025 and 11 December 2025)

1.Exclusion of Model Articles
The articles prescribed in any legislation relating to companies do not apply as the articles of the company.
2.Definitions
(A)The following table gives the meaning of certain words and expressions as they are used in these articles. However, the meaning given in the table does not apply if it is not consistent with the context in which a word or expression appears. At the end of these articles there is a Glossary which explains various words and expressions which appear in the text. The Glossary also explains some of the words and expressions used in the memorandum. The Glossary is not part of the memorandum or articles and does not affect their meaning.

“address”	includes a number or address used for sending or receiving documents or information by electronic means;
“Affiliate Shareholder”	means any shareholder which is considered to be an affiliate of the company for the purposes of United States federal securities laws;
“amount” (of a share)	means the nominal amount of a share;
“these articles”	means these articles of association, including any changes made to them, and the expression “this article” refers to a particular article in these articles of association;
“auditors”	means the auditor of the company and, where two or more people are appointed to act jointly, any one of them;
“Bank of England base rate”	means the base lending rate most recently set by the Monetary Policy Committee of the Bank of England in connection with its responsibilities under Part 2 of the Bank of England Act 1998;
“certificated share”	means a share which is not a CREST share and is normally held in certificated form;
“chair”	means the chair of the board of directors;
“clear days” “Companies Act”
in relation to the period of a notice means that period excluding the day when the notice is served or deemed to be served and the day for which it is given or on which it is to take effect;
means the Companies Act 2006, as amended from time to time;

“CREST”	means the electronic settlement system for securities traded on a recognised investment exchange and owned by Euroclear UK & International Limited, or any similar system;

“CREST share”	means a share which is noted on the shareholders’ register as being held through CREST in uncertificated form;
“Determination Date”	means the date on which the company determines that it does not qualify as a “foreign private issuer” as defined in Exchange Act Rule 3b-4(c);
“directors”
means the executive and non-executive directors of the company who make up its board of directors (and “director” means any one of them) or, where applicable, the directors present at a meeting of the directors at which a quorum is present;

“DTC”	means the Depository Trust Company;
"DTC Depositary"	means any depositary, custodian, nominee or similar entity that holds legal title to the shares in the capital of the company for DTC, including Cede & Co.;
“electronic facility”
means a device, system, procedure, method or facility providing an electronic means of attendance at or participation in (or both attendance at and participation in) a general meeting determined by the board pursuant to Article 49;

“Exchange Act”	means the U.S. Securities Exchange Act of 1934, as amended from time to time;
“holder”	in relation to any shares means the person whose name is entered in the register as the holder of those shares;
“legislation”	means every statute (and any orders, regulations or other subordinate legislation made under it) applying to the company;
“general meeting”
means a general meeting of the company convened and held in any manner permitted by these articles, including without limitation a general meeting of the company at which all or some persons entitled to be present attend and participate by means of electronic facility or facilities, and such persons shall be deemed to be present at that general meeting for all purposes of the Companies Act and the articles and attend and participate, attending and participating and attendance and participation shall be construed accordingly;

“the office”	means the company’s registered office;
“ordinary shareholder”	means a holder of ordinary shares;

“ordinary shares”	means the company’s ordinary shares;
“paid up”	means paid up or treated (credited) as paid up;
“pay”	includes any kind of reward or payment for services;
“register”
means the company’s register of shareholders and, at any time when the company has shares in issue which are CREST shares, means the Operator register of members (maintained by CREST) and the issuer register of members (maintained by the company);

“seal”	means any common or official seal that the company may be permitted to have under the legislation;
“secretary”
means the secretary, or (if there are joint secretaries) any one of the joint secretaries, of the company and includes an assistant or deputy secretary and any person appointed by the directors to perform any of the duties of the secretary;

“shareholder”	means a holder of the company’s shares;
“uncertificated securities rules”	means any provision in the legislation which relates to CREST shares or to the transfer of CREST shares or how the ownership of CREST shares is evidenced; and
“United Kingdom”	means Great Britain and Northern Ireland.
(B)References in these articles to a document being “signed” or to “signature” include references to its being executed under hand or under seal or by any other method and, in the case of a communication in electronic form, such references are to its being authenticated as specified by the legislation.
(C)References in these articles to “writing” and to any form of “written” communication include references to any method of representing or reproducing words in a legible and non-transitory form whether sent or supplied in electronic form or otherwise.
(D)Any words or expressions defined in the legislation in force when these articles or any part of these articles are adopted will (if not inconsistent with the subject or context in which they appear) have the same meaning in these articles or that part save the word “company” includes any body corporate.
(E)References to a meeting will not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person.
(F)Headings in these articles are only included for convenience. They do not affect the meaning of these articles.
(G)Where these articles refer to a person who is entitled to a share by law, this means a person who has been noted in the register as being entitled to a share as a result of the death or bankruptcy of a shareholder or some other event which gives rise to the transmission of the share by operation of law.
(H)Nothing in these articles shall preclude the holding and conducting of a meeting in such a way that persons who are not present together at the same physical location may by electronic means attend and speak and vote at it.
3.Limited Liability
The liability of the company’s members is limited to any unpaid amount on the shares in the company held by them.
4.Change of Name
The company may change its name by resolution of the directors.
5.Rights Attached to Shares
The company can issue shares with any rights or restrictions attached to them as long as this is not restricted by any rights attached to existing shares. These rights or restrictions can be decided either by an ordinary resolution passed by the shareholders or by the directors as long as there is no conflict with any resolution passed by the shareholders. These rights and restrictions will apply to the relevant shares as if they were set out in these articles.
6.Redeemable Shares
Subject to any rights attached to existing shares, the company can issue shares which can be redeemed. This can include shares which can be redeemed if the holders want to do so, as well as shares which the company can insist on redeeming. The directors can decide on the terms and conditions and the manner of redemption of any redeemable share. These terms and conditions will apply to the relevant shares as if they were set out in these articles.
7.Variation of Rights
(A)If the legislation allows this, the rights attached to any class of shares can be changed if this is approved either in writing by shareholders holding at least three quarters of the issued shares of that class by amount (excluding any shares of that class held as treasury shares) or by a special resolution passed at a separate general meeting of the holders of the relevant class of shares. This is called a “class meeting”.
(B)All the articles relating to general meetings will apply to any such class meeting, with any necessary changes. The following changes will also apply:-
(i)a quorum will be present if at least two shareholders who are entitled to vote are present in person (including by means of electronic facility or facilities) or by proxy (including by means of electronic facility or facilities) who own at least one third in amount of the issued shares of the class (excluding any shares of that class held as treasury shares);
(ii)any shareholder who is present in person (including by means of electronic facility or facilities) or by proxy (including by means of electronic facility or facilities) and entitled to vote can demand a poll; and
(iii)at an adjourned class meeting, one person entitled to vote and who holds shares of the class, or his proxy, will be a quorum.

(C)The provisions of this article will apply to any change of rights of shares forming part of a class. Each part of the class which is being treated differently is treated as a separate class in applying this article.
8.Matters not constituting Variation of Rights
If new shares are created or issued which rank equally with any other existing shares, or if the company purchases or redeems any of its own shares, the rights of the existing shares will not be regarded as changed or abrogated unless the terms of the existing shares expressly say otherwise.
9.Shares
The directors can decide how to deal with any shares in the company. They can, for instance, offer the shares for sale, reclassify them, grant options to acquire them, allot them or dispose of the shares in any other way. The directors are free to decide who they deal with, when they deal with the shares and the terms on which they deal with the shares. However, in making their decision they must take account of:-
(i)the provisions of the legislation relating to authority, pre-emption rights and other matters;
(ii)the provisions of these articles;
(iii)any resolution passed by the shareholders; and
(iv)any rights attached to existing shares.
10.Payment of Commission
In connection with any share issue or any sale of treasury shares for cash, the company can use all the powers given by the legislation to pay commission or brokerage. The company can pay the commission in cash or by allotting fully or partly-paid shares or other securities or by a combination of both.
11.Trusts Not Recognised
(A)The company will only be affected by, or recognise, a current and absolute right to whole shares. The fact that any share, or any part of a share, may not be owned outright by the registered owner (for example, where a share is held by one person as a nominee or otherwise as a trustee for another person) is not of any concern to the company. This applies even if the company knows about the ownership of the share.
(B)The only exceptions to this are where the rights of the kind described are expressly given by these articles or are of a kind which the company has a legal duty to recognise.
12.Suspension of Rights Where Non-Disclosure of Interest
(A)The company can under the legislation send out notices to those it knows or has reasonable cause to believe have an interest in its shares. In the notice, the company will ask for details of those who have an interest and the extent of their interest in a particular holding of shares. In these articles this notice is referred to as a “statutory notice” and the holding of shares in respect of which a person fails to give the information requested by a statutory notice or makes a false or inadequate statement as referred to in Article 12(B) are referred to as the “identified shares”.

(B)When a person receives a statutory notice, he has 14 days to comply with it. If he does not do so or if he makes a statement in response to the notice which is false or inadequate in some important way, the company can decide to restrict the rights relating to the identified shares and send out a further notice to the holder, known as a restriction notice. The restriction notice will take effect when it is delivered. The restriction notice will state that the identified shares no longer give the shareholder any right to attend or vote either personally or by proxy at a general meeting or to exercise any other right in relation to general meetings.
(C)Where the identified shares make up 0.25 per cent. or more (in amount or in number) of the existing shares of a class (calculated exclusive of any shares of that class held as treasury shares) at the date of delivery of the restriction notice, the restriction notice can also contain the following further restrictions:-
(i)the directors can withhold any dividend or part of a dividend (including scrip dividend) or other money which would otherwise be payable in respect of the identified shares without any liability to pay interest when such money is finally paid to the shareholder; and
(ii)the directors can refuse to register a transfer of any of the identified shares which are certificated shares unless the directors are satisfied that they have been sold outright to an independent third party. The independent third party must not be connected with the shareholder or with any person appearing to be interested in the shares. Any sale through a recognised investment exchange or any other stock exchange outside the United Kingdom or by way of acceptance of a takeover offer will be treated as an outright sale to an independent third party. For this purpose, any associate (as that term is defined in section 435 of the Insolvency Act 1986) is included in the class of persons who are connected with the shareholder or any person appearing to be interested in the shares. In order to enforce the restriction in this sub-paragraph, the directors can give notice to the relevant shareholder requiring him to change identified shares which are CREST shares to certificated shares by the time given in the notice and to keep them in certificated form for as long as the directors require. The notice can also say that the relevant shareholder may not change any identified shares which are certificated shares to CREST shares. If the shareholder does not comply with the notice, the directors can authorise any person to instruct the Operator to change any identified shares which are CREST shares to certificated shares in the name and on behalf of the relevant shareholder.
(D)Once a restriction notice has been given, the directors are free to cancel it or exclude any shares from it at any time they think fit. In addition, they must cancel the restriction notice within seven days of being satisfied that all information requested in the statutory notice has been given. Also, where any of the identified shares are sold and the directors are satisfied that they were sold outright to an independent third party, they must cancel the restriction notice within seven days of receipt of notification of the sale. If a restriction notice is cancelled or ceases to have effect in relation to any shares, any moneys relating to those shares which were withheld will be paid to the person who would have been entitled to them or as he directs.
(E)The restriction notice will apply to any further shares issued in right of the identified shares. The directors can also make the restrictions in the restriction notice apply to any right to an allotment of further shares associated with the identified shares.

(F)If a shareholder receives a restriction notice, he can ask the company for a written explanation of why the notice was given, or why it has not been cancelled. The company must respond within 14 days of receiving the request.
(G)If the company gives a statutory notice to a person it has reasonable cause to believe has an interest in any of its shares, it will also give a copy at the same time to the person who holds the shares. If the company does not do so or the holder does not receive the copy, this will not invalidate the statutory notice.
(H)This article does not restrict in any way the provisions of the legislation which apply to failures to comply with notices under the legislation.
(I)For the purposes of this Article 12:-
(i)where any person appearing to be interested in identified shares has been served with a statutory notice and such identified shares are held by a DTC Depositary, the provisions of this Article 12 shall be deemed to apply only to those identified shares held by the DTC Depositary in which such person appears to be interested and not (so far as that person’s apparent interest is concerned) to any other shares held by the DTC Depositary in which such person does not have an interest; and
(ii)where the shareholder on whom a statutory notice has been served is a DTC Depositary, the obligations of the DTC Depositary shall be limited to disclosing to the company such information relating to any person appearing to be interested in the shares held by it as has been recorded by the DTC Depositary and the provision of such information shall be at the company’s cost.
13.Uncertificated Shares
(A)Under the uncertificated securities rules, the directors can allow the ownership of shares to be evidenced without share certificates and for these shares to be transferred through CREST. The directors can select and make arrangements for any class of shares to participate in CREST in this way, provided that the shares of the class are identical in all respects.
As long as the directors comply with the uncertificated securities rules, they can also withdraw a class of shares from being transferred through CREST and from allowing ownership of them to be evidenced without share certificates.
CREST shares do not form a class of shares separate from certificated shares with the same rights.
(B)If the company has any shares in issue which are CREST shares, these articles apply to those shares, but only as far as they are consistent with:-
(i)holding shares in an uncertificated form;
(ii)transferring shares through CREST;
(iii)any provision of the uncertificated securities rules; or
(iv)the company exercising any of its powers or functions or doing anything through CREST, and, without affecting the general nature of this article, no provision of these articles applies so far as it is inconsistent with the maintenance, keeping or entering up by the Operator, so long as that is permitted or required by the uncertificated securities rules, of an Operator register of securities in respect of CREST shares.
(C)CREST shares can be changed to become certificated shares and certificated shares can be changed to become CREST shares, provided the requirements of the uncertificated securities rules are met.
(D)If under these articles or the legislation the company can sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over a CREST share, then, subject to these articles and the legislation, the directors may:-
(i)require the holder of that CREST share by written notice to change that CREST share to a certificated share within a period specified in the notice and to keep it as a certificated share for as long as the directors require;
(ii)appoint any person to take any other steps, by instruction given through CREST or otherwise, in the name of the holder of that share as may be necessary to effect the transfer of that share and these steps will be as effective as if they had been taken by the registered holder of that share; and
(iii)take any other action that the directors consider appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share or otherwise to enforce a lien in respect of that share.
(E)Unless the directors decide otherwise, CREST shares held by a shareholder will be treated as separate holdings from any certificated shares which that shareholder holds.
(F)Unless the uncertificated securities rules otherwise require or the directors otherwise determine, shares which are issued or created from or in respect of CREST shares will be CREST shares and shares which are issued or created from or in respect of certificated shares will be certificated shares.
(G)The company can assume that entries on any record of securities kept by it as required by the uncertificated securities rules and regularly reconciled with the relevant Operator register of securities are a complete and accurate reproduction of the particulars entered in the Operator register of securities and therefore will not be liable in respect of anything done or not done by or on its behalf in reliance on such assumption; in particular, any provision of these articles which requires or envisages action to be taken in reliance on information contained in the register allows that action to be taken in reliance on information contained in any relevant record of securities (as so maintained and reconciled).
14.Right to Share Certificates
(A)When a shareholder is first registered as the holder of any class of certificated shares, he is entitled, free of charge, to one certificate for all of the certificated shares of that class which he holds. If a shareholder holds certificated shares of more than one class, he is entitled to a separate share certificate for each class. This does not apply if the legislation allows the company not to issue share certificates.
(B)If a shareholder receives more certificated shares of any class, he is entitled, without charge, to a certificate for the extra shares.

(C)If a shareholder transfers some of the shares represented by a share certificate, he is entitled, free of charge, to a new certificate for the balance to the extent the balance is to be held in certificated form.
(D)Where a certificated share is held jointly, the company does not have to issue more than one certificate for that share. When the company delivers a share certificate to one joint shareholder, this is treated as delivery to all of the joint shareholders.
(E)The time limit for the company to provide a share certificate under this article is as prescribed by the legislation or, if this is earlier, within any prescribed time limit or within a time specified when the shares were issued.
15.Replacement of Share Certificates
(A)If a shareholder has two or more share certificates for shares of the same class, he can ask the company for these to be cancelled and replaced by a single new certificate. The company must comply with this request.
(B)A shareholder can ask the company to cancel and replace a single share certificate with two or more certificates for the same total number of shares. The company may comply with this request.
(C)A shareholder can ask the company for a new certificate if the original is:-
(i)damaged or defaced; or
(ii)said to be lost, stolen or destroyed.
(D)If a certificate has been damaged or defaced, the company can require the certificate to be returned to it before issuing a replacement. If a certificate is said to be lost, stolen or destroyed, the company can require satisfactory evidence of this and insist on receiving an indemnity before issuing a replacement.
(E)The directors can require the shareholder to pay the company’s exceptional out-of- pocket expenses incurred in connection with the issue of any certificates under this article.
(F)Any one joint shareholder can request replacement certificates under this article.
16.Share Certificates Sent at Holder’s Risk
Every share certificate will be sent at the risk of the member or other person entitled to the certificate. The company will not be responsible for any share certificate which is lost or delayed in the course of delivery.
17.Execution of Share Certificates
Share certificates must be sealed or made effective in such other way as the directors decide, having regard to the terms of issue and any listing requirements. The directors can resolve that signatures on any share certificates can be applied to the certificates by mechanical or other means or can be printed on them or that signatures are not required. A share certificate must state the number and class of shares to which it relates and the amount paid up on those shares.

18.Company’s Lien on Shares Not Fully Paid
The company has a lien on all partly paid shares. This lien has priority over claims of others to the shares. The lien is for any money owed to the company for the shares. The directors can decide to give up any lien which has arisen and can also decide to suspend any lien which would otherwise apply to particular shares.
19.Enforcing Lien by Sale
(A)If a shareholder fails to pay the company any amount due on his partly paid shares, the directors can enforce the company’s lien by selling all or any of them in any way they decide. The directors cannot, however, sell the shares until all the following conditions are met:-
(i)the money owed by the shareholder must be payable immediately;
(ii)the directors must have given notice to the shareholder. The notice must state the amount of money due, it must demand payment of this sum and state that the shareholders’ shares may be sold if the money is not paid;
(iii)the notice must have been served on the shareholder or on any person who is entitled to the shares by law and can be served in any way that the directors decide; and
(iv)the money has not been paid by at least 14 clear days after the notice has been served.
(B)The directors can authorise any person to sign a document transferring the shares. Any such transferee will not be bound to ensure that his purchase moneys are transferred to the person whose shares have been sold, nor will his ownership of the shares be affected by any irregularity or invalidity in relation to the sale to him.
20.Application of Proceeds of Sale
If the directors sell any shares on which the company has a lien, the proceeds will first be used to pay the company’s expenses associated with the sale. The remaining money will be used to pay off the amount which is then payable on the shares and any balance will be passed to the former shareholder or to any person who would otherwise be entitled to the shares by law. But the company’s lien will also apply to any such balance to cover any money still due to the company in respect of the shares which is not immediately payable. The company has the same rights over the money as it had over the shares immediately before they were sold. The company need not pay over anything until the certificate representing the shares sold has been delivered to the company for cancellation.
21.Calls
(A)The directors can call on shareholders to pay any money which has not yet been paid to the company for their shares. This includes the nominal value of the shares and any premium which may be payable on those shares. The directors can also make calls on people who are entitled to shares by law. If the terms of issue of the shares allow this, the directors can do any one or more of the following:-
(i)make calls at any time and as often as they think fit;
(ii)decide when and where the money is to be paid;

(iii)decide that the money may be paid by instalments;
(iv)revoke or postpone any call.
(B)A shareholder who has received at least 14 clear days’ notice giving details of the amount called and of the time and place for payment, must pay the call as required by the notice. A person remains liable jointly and severally with the successors in title to his shares to pay calls even after he has transferred the shares to which they relate.
22.Timing of Calls
A call is treated as having been made as soon as the directors have passed a resolution authorising it.
23.Liability of Joint Holders
Joint shareholders are jointly and severally liable to pay any calls in respect of their shares. This means that any of them can be sued for all the money due on the shares or they can be sued together.
24.Interest Due on Non-Payment
Where a call is made and the money due remains unpaid, the shareholder will be liable to pay interest on the amount unpaid from the day it is due until it has actually been paid. The directors will decide on the annual rate of interest, which must not exceed the Bank of England base rate by more than five per cent. The shareholder will also be liable to pay all expenses incurred by the company as a result of the non-payment of the call. The directors can decide to forego payment of any or all of such interest or expenses.
25.Sums Due on Allotment Treated as Calls
If the terms of a share require any money to be paid at the time of allotment, or at any other fixed date, the money due will be treated in the same way as a valid call for money on shares which is due on the same date. If this money is not paid, everything in these articles relating to non-payment of calls applies. This includes articles which allow the company to forfeit or sell shares and to claim interest.
26.Power to Differentiate
On or before an issue of shares, the directors can decide that shareholders can be called on to pay different amounts or that they can be called on at different times.
27.Payment of Calls in Advance
The directors can accept payment in advance of some or all of the money from a shareholder before he is called on to pay that money. The directors can agree to pay interest on money paid in advance until it would otherwise be due to the company. The rate of interest will be decided by the directors, but must not exceed the Bank of England base rate by more than five per cent. unless the company passes an ordinary resolution to allow a higher rate.
28.Notice if Call or Instalment Not Paid
If a shareholder fails to pay a call or an instalment of a call when due, the directors can send the shareholder a notice requiring payment of the unpaid amount, together with any interest accrued and any expenses incurred by the company as a result of the failure to pay.

29.Form of Notice
This notice must:-
(i)demand payment of the amount immediately payable, plus any interest and expenses;
(ii)give the date by when the total amount due must be paid. This must be at least 14 clear days after the date of the notice;
(iii)say where the payment must be made; and
(iv)say that if the full amount demanded is not paid by the time and at the place stated, the company can forfeit the shares on which the call or instalment is outstanding.
30.Forfeiture for Non-Compliance with Notice
If the notice is not complied with, the shares it relates to can be forfeited at any time while any amount is still outstanding. This is done by the directors passing a resolution stating that the shares have been forfeited. The forfeiture will extend to all dividends and other sums payable in respect of the forfeited shares which have not been paid before the forfeiture. The directors can accept the surrender of any share which would otherwise be forfeited. Where they do so, references in these articles to forfeiture include surrender.
31.Notice after Forfeiture
After a share has been forfeited, the company will notify the person whose share has been forfeited. However, the share will still be forfeited even if such notice is not given.
32.Sale of Forfeited Shares
(A)A forfeited share becomes the property of the company and the directors can sell or dispose of it on any terms and in any way that they decide. This can be with, or without, a credit for any amount previously paid up for the share. It can be sold or disposed of to any person, including the previous shareholder or the person who was previously entitled to the share by law. The directors can, if necessary, authorise any person to transfer a forfeited share.
(B)After a share has been forfeited, the directors can cancel the forfeiture, but only before the share has been sold or disposed of. This cancellation of forfeiture can be on any terms the directors decide.
33.Arrears to be Paid Notwithstanding Forfeiture
When a person’s shares have been forfeited, he will lose all rights as shareholder in respect of those forfeited shares. He must return any share certificate for the forfeited shares to the company for cancellation. However, he will remain liable to pay calls which have been made, but not paid, before the shares were forfeited. The shareholder also continues to be liable for all claims and demands which the company could have made relating to the forfeited share. He must pay interest on any unpaid amount until it is paid. The directors can fix the rate of interest, but it must not exceed the Bank of England base rate by more than five per cent. He is not entitled to any credit for the value of the share when it was forfeited or for any consideration received on its disposal unless the directors decide to allow credit for all or any of that value.

34.Statutory Declaration as to Forfeiture
(A)A director or the secretary can make a statutory declaration declaring:-
(i)that he is a director or the secretary of the company;
(ii)that a share has been properly forfeited under these articles; and
(iii)when the share was forfeited.
The declaration will be evidence of these facts which cannot be disputed.
(B)If such a declaration is delivered to a new holder of a share along with a completed transfer form (if one is required), this gives the buyer good title. The new shareholder does not need to take any steps to see how any money paid for the share is used. His ownership of the share will not be affected if the steps taken to forfeit, sell or dispose of the share were invalid or irregular, or if anything that should have been done was not done.
35.Transfer
(A)Certificated shares
Unless these articles say otherwise, any shareholder can transfer some or all of his certificated shares to another person. A transfer of certificated shares must be made in writing and either in the usual standard form or in any other form approved by the directors.
(B)CREST shares
Unless these articles say otherwise, any shareholder can transfer some or all of his CREST shares to another person. A transfer of CREST shares must be made through CREST and must comply with the uncertificated securities rules.
(C)Entry on register
The person making a transfer will continue to be treated as a shareholder until the name of the person to whom the share is being transferred is put on the register for that share.
36.Signing of Transfer
(A)A share transfer form for certificated shares must be signed or made effective in some other way by, or on behalf of, the person making the transfer.
(B)In the case of a transfer of a certificated share, where the share is not fully paid, the share transfer form must also be signed or made effective in some other way by, or on behalf of, the person to whom the share is being transferred.
(C)If the company registers a transfer of a certificated share, it can keep the transfer form.
37.Rights to Decline Registration of Partly Paid Shares
The directors can refuse to register the transfer of any shares which are not fully paid.
38.Other Rights to Decline Registration
(A)Certificated shares

(i)A share transfer form cannot be used to transfer more than one class of shares. Each class needs a separate form.
(ii)Transfers cannot be in favour of more than four joint holders.
(iii)The share transfer form must be properly stamped to show payment of any applicable stamp duty or certified or otherwise shown to the satisfaction of the directors to be exempt from stamp duty and must be delivered to the office, or any other place decided on by the directors. The transfer form must be accompanied by the share certificate relating to the shares being transferred, unless the transfer is being made by a person to whom the company was not required to, and did not send, a certificate. The directors can also ask (acting reasonably) for any other evidence to show that the person wishing to transfer the share is entitled to do so and, if the share transfer form is signed by another person on behalf of the person making the transfer, evidence of the authority of that person to do so.
(B)CREST shares
(i)Registration of a transfer of CREST shares can be refused in the circumstances set out in the uncertificated securities rules.
(ii)Transfers cannot be in favour of more than four joint holders.
(C)Renunciations
Where a share has not yet been entered on the register, the directors can recognise a renunciation by that person of his right to the share in favour of some other person. Such renunciation will be treated as a transfer and the directors have the same powers of refusing to give effect to such a renunciation as if it were a transfer.
39.No Fee for Registration
No fee is payable to the company for transferring shares or registering changes relating to the ownership of shares.
40.Untraced Shareholders
(A)The company can sell any certificated shares at the best price reasonably obtainable at the time of the sale if:-
(i)during the 10 years before the notice referred to in paragraph (ii) below, the shares have been in issue either as certificated shares or as CREST shares, at least three cash dividends have become payable on the shares and no dividend has been cashed during that period;
(ii)after the 10 year period referred to in paragraph (i) above, the company has sent a notice of its intention to sell the shares to such member’s last known address. Before sending any such notice, the company shall have made reasonable enquires to establish the address of the member, engaging, if considered appropriate, a professional asset reunification company or tracing agent; and
(iii)during the 10 year period referred to in paragraph (i) above and for three months after the notice referred to in paragraph (ii) above appears, the company has not heard from the shareholder or any person entitled to the shares by law.

(B)The company can also sell at the best price reasonably obtainable at the time of the sale any additional certificated shares in the company issued either as certificated shares or as CREST shares during the said 10 year period referred to in paragraph (A)(i) in right of any share to which paragraph (A) applies (or in right of any share so issued), if the criteria in paragraph (A)(ii) and paragraph (A)(iii) are satisfied in relation to the additional shares (but as if the words “after the 10 year period referred to in paragraph (i) above” were omitted from paragraph (A)(ii) and the words “during the 10 year period referred to in paragraph (i) above and” were omitted from paragraph (A)(iii) and no dividend has been cashed on these shares.
(C)To sell any shares in this way, the directors can appoint anyone to transfer the shares. This transfer will be just as effective as if it had been signed by the holder, or by a person who is entitled to the shares by law. The person to whom the shares are transferred will not be bound to concern himself as to what is done with the purchase moneys nor will his ownership be affected even if the sale is irregular or invalid in any way.
(D)The proceeds of sale will belong to the company, but it must pay an amount equal to the sale proceeds less the costs of the sale to the shareholder who could not be traced, or to the person who is entitled to his shares by law, if that shareholder, or person, asks for it unless and until forfeited under this article.
(E)After the sale, the company must record the name of the shareholder, or (if known) the person who would have been entitled to the shares by law, as a creditor for the money in its accounts. The company will not be a trustee of the money and will not be liable to pay interest on it. The company can use the money, and any money earned by using the money, for its business or in any other way that the directors decide. If no valid claim for the money has been received by the company during a period of six years from the date on which the relevant shares were sold by the company under this article, the money will be forfeited and will belong to the company.
41.Transmission on Death
(A)When a sole shareholder or a shareholder who is the last survivor of joint shareholders dies, his personal representatives will be the only people who will be recognised as being entitled to his shares.
(B)If a joint shareholder dies, the surviving joint shareholder or shareholders will be the only people who will be recognised as being entitled to his shares.
(C)However, this article does not discharge the estate of any shareholder from any liability.
42.Entry of Transmission in Register
A person who becomes entitled to a share as a result of the death or bankruptcy of a shareholder or some other event which gives rise to the transmission of the share by operation of law must provide any evidence of his entitlement which is reasonably required. In the case of certificated shares, the directors must note this entitlement in the register within two months of receiving such evidence.
43.Election of Person Entitled by Transmission
(A)Subject to these articles, a person who becomes entitled to a share by law can either be registered as the shareholder or choose another person to become the shareholder.

(B)If a person who is entitled to a certificated share by law wants to be registered as a shareholder, he must deliver or send a notice to the company saying that he has made this decision. This notice will be treated as a transfer form. All the provisions of these articles about registering transfers of certificated shares apply to it. The directors have the same power to refuse to register a person entitled to certificated shares by law as they would have had to refuse to register a transfer by the person who was previously entitled to the shares.
(C)If a person entitled to a CREST share by law wants to be registered as a shareholder, he must do so in accordance with the uncertificated securities rules. All the provisions of these articles about registering transfers of CREST shares will apply and the same power to refuse to register a person entitled to a CREST share by law will apply as would have applied to refuse to register a transfer by the person who was previously entitled to the shares.
(D)If a person who is entitled to a certificated share by law wants the share to be transferred to another person, he must do this by signing a transfer form to the person he has selected. The directors have the same power to refuse to register the person selected as they would have had to refuse to register a transfer by the person who was previously entitled to the shares.
(E)If a person who is entitled to a CREST share by law wants the share to be transferred to another person, he must do this using CREST. The same power to refuse to register the person selected will apply as would have applied to refuse to register a transfer by the person who was previously entitled to the shares.
44.Rights of Person Entitled by Transmission
(A)Where a person becomes entitled to a share by law, the rights of the registered shareholder in relation to that share will cease to have effect.
(B)A person who is entitled to a share by law is entitled to any dividends or other money relating to the share, even though he is not registered as the holder of the share, on supplying evidence reasonably required to show his title to the share. However, the directors can send written notice to the person saying the person must either be registered as the holder of the share or transfer the share to some other person. If the person entitled to a share by law does not do this within 60 days of the notice, the directors can withhold all dividends or other money relating to the share until he does.
(C)Unless he is registered as the holder of the share, the person entitled to a share by law is not entitled to:-
(i)receive notices of general meetings or attend or vote at these general meetings; or
(ii)exercise any of the other rights of a shareholder in relation to these general meetings, unless the directors decide to allow this.
45.Sub-division
Any resolution authorising the company to sub-divide any of its shares can provide that, as between the holders of the divided shares, different rights (including deferred rights) and restrictions of a kind which the company can apply to new shares can apply to different divided shares.

46.Fractions
If any shares are consolidated, consolidated and then divided or divided, the directors have power to deal with any fractions of shares which result. For example, they can decide that fractions are aggregated and sold or deal with fractions in some other way. The directors can arrange for any shares representing fractions to be entered in the register as certificated shares if they consider that this makes it easier to sell them. The directors can sell those shares to anyone, including the company, and can authorise any person to transfer or deliver the shares to the buyer or in accordance with the buyer’s instructions. The buyer does not have to take any steps to see how any money he is paying is used and his ownership will not be affected if the sale is irregular or invalid in any way.
47.Omission or Non-Receipt of Notice
(A)If any notice, document or other information relating to any general meeting or other proceeding is accidentally not sent or supplied, or is not received (even if the company becomes aware of such failure to send or supply or non-receipt), the general meeting or other proceeding will not be invalid as a result.
(B)A shareholder present in person (including by means of electronic facility or facilities) or by proxy (including by means of electronic facility or facilities) at a general meeting is treated as having received proper notice of that general meeting and, where necessary, of the purpose of that general meeting.
48.Convening General Meetings
The board shall determine in relation to each general meeting the means of attendance at and participation in the general meeting, including whether the persons entitled to attend and participate in the general meeting shall be enabled to do so by simultaneous attendance and participation at a physical place or by means of electronic facility or facilities determined by it in accordance with Article 49, or partly in one way and partly in another.
49.General Meetings by Means of Electronic Facility
(A)The board may determine to enable persons entitled to attend and participate in a general meeting to do so (wholly or partly) by simultaneous attendance and participation by means of electronic facility or facilities and determine the means, or all different means, of attendance and participation used in relation to a general meeting. The members present in person (including by means of electronic facility or facilities) or by proxy (including by means of electronic facility or facilities) shall be counted in the quorum for, and entitled to participate in, the general meeting in question. That general meeting shall be duly constituted and its proceedings valid if the chair of the meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that members attending the meeting by all means (including by means of electronic facility or facilities) are able to:-
(i)participate in the business for which the general meeting has been convened;
(ii)hear all persons who speak at the general meeting; and
(iii)be heard by all other persons present (including by means of electronic facility or facilities) at the general meeting.
(B)A member seeking to be present in person or by proxy at a general meeting by means of electronic facility or facilities is responsible for ensuring they have access to and can use the facility or facilities. That general meeting shall be duly constituted and its proceedings valid notwithstanding the inability of the member to gain access to or use the facility or facilities, or the loss of access to or use of the facility or facilities during the general meeting.
(C)If the board determines that a general meeting shall be held wholly or partly by means of electronic facility or facilities, the notice shall specify the means, or all different means, of attendance and participation determined in accordance with this article and any access, identification and security arrangements determined in accordance with Article 53.
50.Postponement of General Meetings
If the directors consider that it is impracticable or undesirable to hold a general meeting on the date or at the time or place (including by means of electronic facility or facilities) stated in the notice calling the general meeting, they can move or postpone the general meeting (or do both). If the directors do this, an announcement of the date, time and place (including by means of electronic facility or facilities) of the rearranged general meeting will be made available on the company’s website. Notice of the business of the general meeting does not need to be given again. The directors must take reasonable steps to ensure that any shareholder trying to attend the general meeting at the original time and by the original means of attendance and participation is informed of the new arrangements. If a general meeting is rearranged in this way, proxy forms are valid if they are received as required by these articles not less than 48 hours before the time of the rearranged general meeting. The directors can also move or postpone the rearranged general meeting (or do both) under this article.
51.Quorum
Before a general meeting starts to do business, there must be a quorum present. Unless these articles say otherwise, two or more persons entitled to vote at least one-third of the company’s issued shares (excluding any shares held as treasury shares) at the general meeting shall constitute a quorum for all purposes. They can be shareholders who are personally present (including by means of electronic facility or facilities) or proxies for shareholders (who are present by any means, including by means of electronic facility or facilities) or a combination of both. If a quorum is not present, a chair of the general meeting can still be chosen and this will not be treated as part of the business of the general meeting.
52.Procedure if Quorum Not Present
(A)This article applies if a quorum is not present within five minutes of the time fixed for a general meeting to start or within any longer period not exceeding one hour which the chair of the general meeting can decide or if a quorum ceases to be present during a general meeting.
(B)If the general meeting was called by shareholders it will be cancelled. Any other general meeting will be adjourned to a day (being not less than ten days later, excluding the day on which the general meeting is adjourned and the day for which it is reconvened), time and place (including by means of electronic facility or facilities) decided on by the chair of the general meeting.
(C)One shareholder present (including by means of electronic facility or facilities) or by proxy (including by means of electronic facility or facilities) and entitled to vote will constitute a quorum at any adjourned general meeting and any notice of an adjourned general meeting will say this.

53.Security Arrangements
(A)The directors can put in place arrangements, both before and during any general meeting, which they consider to be appropriate for the proper and orderly conduct of the general meeting and the safety of people attending it. This authority includes power to refuse entry to, or remove from general meetings, people who fail to comply with the arrangements.
(B)If a general meeting is held wholly or partly by means of electronic facility or facilities, the board may make any arrangement and impose any requirement or restriction that is:-
(i)necessary to ensure the identification of those taking part and the security of the electronic communication; and
(ii)proportionate to the achievement of those objectives.
54.Chair of General Meeting
(A)The chair will be the chair of the general meeting at every general meeting, if he is willing and able to take the chair.
(B)If the company does not have a chair, or if he is not willing and able to take the chair, a deputy chair will chair the general meeting if he is willing and able to take the chair. If more than one deputy chair is present, they will agree between themselves who will take the chair and if they cannot agree, the deputy chair who has been a director longest will take the chair.
(C)If the company does not have a chair or a deputy chair, or if neither the chair nor a deputy chair is willing and able to chair the general meeting, after waiting five minutes from the time that a general meeting is due to start, the directors who are present (including by means of electronic facility or facilities) will choose one of themselves to act as chair of the general meeting. If there is only one director present, he will be the chair of the general meeting, if he agrees.
(D)If there is no director willing and able to be the chair of the general meeting, then the persons who are present at the general meeting (including by means of electronic facility or facilities) and entitled to vote will decide which one of them is to be the chair of the general meeting.
(E)Nothing in these articles is intended to restrict or exclude any of the powers or rights of a chair of a general meeting which are given by law.
55.Orderly Conduct
The chair of a general meeting can take any action he considers appropriate for proper and orderly conduct at a general meeting. The chair’s decision on points of order, matters of procedure or on matters that arise incidentally from the business of a general meeting is final, as is the chair’s decision on whether a point or matter is of this nature.
56.Entitlement to Attend and Speak
Each director can attend and speak at any general meeting of the company. The chair of a general meeting can also allow anyone to attend and speak where he considers that this will help the business of the general meeting.

57.Adjournments
(A)The chair of a general meeting can adjourn the general meeting before or after it has started, and whether or not a quorum is present, if he considers that:-
(i)there is not enough room for the number of shareholders and proxies who can and wish to attend the general meeting;
(ii)the behaviour of anyone present (including by means of electronic facility or facilities) prevents, or is likely to prevent, the business of the general meeting being carried out in an orderly way;
(iii)an adjournment is necessary for any other reason, so that the business of the general meeting can be properly carried out; or
(iv)an electronic facility has become inadequate for the purposes referred to in Article 49.
(B)The chair of the general meeting does not need the consent of the general meeting to adjourn it for any of these reasons to a time, date and place (including by means of electronic facility or facilities) which he decides. He can also adjourn the general meeting to a later time on the same day or indefinitely. If a general meeting is adjourned indefinitely, the directors will fix the time, date and place (including by means of electronic facility or facilities) of the adjourned general meeting.
(C)The chair of a general meeting can also adjourn a general meeting which has a quorum present if this is agreed by the general meeting. This can be to a time, date and place (including by means of electronic facility or facilities) proposed by the chair of the general meeting or the adjournment can be indefinite. The chair of the meeting must adjourn the general meeting if the general meeting directs him to. In these circumstances the meeting will decide how long the adjournment will be and where it will adjourn to. If a general meeting is adjourned indefinitely, the directors will fix the time, date and place (including by means of electronic facility or facilities) of the adjourned general meeting.
(D)A reconvened meeting can only deal with business that could have been dealt with at the general meeting which was adjourned.
(E)General meetings can be adjourned more than once.
58.Notice of Adjournment
If the continuation of an adjourned general meeting is to take place three months or more after it was adjourned or if business is to be considered at an adjourned general meeting the general nature of which was not stated in the notice of the original meeting, notice of the adjourned general meeting must be given in the same way as was required for the original general meeting. Except as provided in this article, there is no need to give notice of the adjourned general meeting or of the business to be considered there.
59.Amendments to Resolutions
(A)Amendments can be proposed to any resolution if they are clerical amendments or amendments to correct some other obvious error in the resolution. No other amendments can be proposed to any special resolution.

(B)Amendments to an ordinary resolution which are within the scope of the resolution can be proposed if:-
(i)notice of the proposed amendment has been received by the company at the office at least two working days before the date of the general meeting, or adjourned general meeting; or
(ii)the chair of the general meeting decides that the amendment is appropriate for consideration by the general meeting.
No other amendment can be proposed to an ordinary resolution. The chair of the general meeting can agree to the withdrawal of any proposed amendment before it is put to the vote.
60.Amendments Ruled Out of Order
If the chair of a general meeting rules that a proposed amendment to any resolution under consideration is out of order, any error in that ruling will not affect the validity of a vote on the original resolution.
61.Votes of Members
Shareholders will be entitled to vote at a general meeting, whether on a show of hands or a poll, as provided in the legislation. Where a proxy is given discretion as to how to vote on a show of hands this will be treated as an instruction by the relevant shareholder to vote in the way in which the proxy decides to exercise that discretion.
This is subject to any special rights or restrictions as to voting which are given to any shares or upon which any shares may be held at the relevant time and to these articles.
62.Method of Voting
(A)For so long as any shares are held in a settlement system operated by DTC and a DTC Depositary holds legal title to shares in the capital of the company for DTC, (i) any resolution put to the vote of a general meeting must be decided on a poll and (ii) this Article 62(A) may only be removed, amended or varied by resolution of the members passed unanimously at a general meeting of the company.
(B)Subject to Articles 62(A) and 62(C), a resolution put to the vote at any general meeting will be decided on a show of hands unless a poll is demanded when, or before, the chair of the general meeting declares the result of the show of hands. Subject to the legislation, a poll can be demanded by:-
(i)the chair of the general meeting;
(ii)at least five persons at the general meeting who are entitled to vote;
(iii)one or more shareholders at the general meeting who are entitled to vote (or their proxies) and who have between them at least ten per cent. of the total votes of all shareholders who have the right to vote at the general meeting; or
(iv)one or more shareholders at the general meeting who have shares which allow them to vote at the general meeting (or their proxies) and on which the total amount which has been paid up is at least ten per cent. of the total sum paid up on all shares which give the right to vote at the general meeting.

(C)A resolution put to the vote at a general meeting held wholly or partly by means of electronic facility or facilities shall, unless the chair of the meeting determines that it shall be decided on a show of hands, be decided on a poll.
(D)The chair of the general meeting can also demand a poll before a resolution is put to the vote on a show of hands.
(E)A demand for a poll can be withdrawn if the chair of the general meeting agrees to this.
(F)If no poll is demanded or a demand for a poll is withdrawn, any declaration by the chair of the general meeting of the result of a vote on that resolution by a show of hands will stand as conclusive evidence of the result without proof of the number or proportion of the votes recorded for or against the resolution.
63.Procedure if Poll Demanded
If a poll is demanded in the way allowed by these articles, the chair of the general meeting can decide when, where and how it will be taken. The result will be treated as the decision of the general meeting at which the poll was demanded, even if the poll is taken after the general meeting.
64.When Poll to be Taken
If a poll is demanded on a vote to elect the chair of the general meeting, or to adjourn a general meeting, it must be taken immediately at the general meeting. Any other poll demanded can either be taken immediately or within 30 days from the date it was demanded and at a time and place (including by means of electronic facility or facilities) decided on by the chair of the general meeting. It is not necessary to give notice for a poll which is not taken immediately.
65.Continuance of Other Business after Poll Demand
A demand for a poll on a particular matter (other than on the election of the chair of the general meeting or on the adjournment of the general meeting) will not stop a general meeting from continuing to deal with other matters.
66.Votes of Joint Holders
If more than one joint shareholder votes (including voting by proxy), the only vote which will count is the vote of the person whose name is listed before the other voters on the register for the share.
67.Voting on behalf of Incapable Member
This article applies where a court or official claiming jurisdiction to protect people who are unable to manage their own affairs has made an order about the shareholder. The person appointed to act for that shareholder can vote for him. He can also exercise any other rights of the shareholder relating to general meetings. This includes appointing a proxy, voting on a show of hands and voting on a poll. Before the representative does so however, such evidence of his authority as the directors require must be received by the company not later than the latest time at which proxy forms must be received to be valid for use at the relevant general meeting or on the holding of the relevant poll.

68.No Right to Vote where Sums Overdue on Shares
Unless the directors decide otherwise, a shareholder cannot attend or vote shares at any general meeting of the company or upon a poll or exercise any other right conferred by membership in relation to general meetings or polls if he has not paid all amounts relating to those shares which are due at the time of the general meeting.
69.Objections or Errors in Voting
(A)If:-
(i)any objection to the right of any person to vote is made;
(ii)any votes have been counted which ought not to have been counted or which might have been rejected; or
(iii)any votes are not counted which ought to have been counted, the objection or error must be raised or pointed out at the general meeting (or the adjourned general meeting) or poll at which the vote objected to is cast or at which the error occurs. Any objection or error must be raised with or pointed out to the chair of the general meeting. His decision is final. If a vote is allowed at a meeting or poll, it is valid for all purposes and if a vote is not counted at a general meeting or poll, this will not affect the decision of the general meeting or poll.
(B)The company will not be obliged to check whether a proxy or representative of a corporation has voted in accordance with a shareholder’s instructions and if a proxy or representative fails to do so, this will not affect the decision of the general meeting (or adjourned general meeting) or poll.
70.Appointment of Proxies
In the case of a proxy relating to shares in the capital of the company held in the name of a DTC Depositary, the appointment of a proxy shall be in a form or manner of communication approved by the board, which may include, without limitation, a voter instruction form to be provided to the company by certain third parties on behalf of the DTC Depositary. A proxy form must otherwise be in writing, signed by the shareholder appointing the proxy, or by his attorney. Where the proxy is appointed by a company, the proxy form should either be sealed by that company or signed by someone authorised to sign it. If a member appoints more than one proxy and the proxy forms appointing those proxies would give those proxies the apparent right to exercise votes on behalf of the member in a general meeting over more shares than are held by the member, then each of those proxy forms will be invalid and none of the proxies so appointed will be entitled to attend, speak or vote at the relevant general meeting.
71.Receipt of Proxies
(A)Proxy forms which are in hard copy form must be received at the office, or at any other place specified by the company for the receipt of appointments of proxy in hard copy form:-
(i)48 hours (or such shorter time as the directors decide) before a general meeting or an adjourned general meeting;

(ii)24 hours (or such shorter time as the directors decide) before a poll is taken, if the poll is taken more than 48 hours after it was demanded; or
(iii)before the end of the general meeting at which the poll was demanded (or at such later time as the directors decide), if the poll is taken after the end of the general meeting or adjourned general meeting but not more than 48 hours after it was demanded.
If such a proxy form is signed by an attorney and the directors require this, the power of attorney or other authority relied on to sign it (or a copy which has been certified by a notary or in some other way approved by the directors, or an office copy) must be received with the proxy form.
(B)Proxy forms which are in electronic form must be received at the address specified by the company for the receipt of appointments of proxy by electronic means at least:-
(i)48 hours (or such shorter time as the directors decide) before a general meeting or an adjourned general meeting;
(ii)24 hours (or such shorter time as the directors decide) before a poll is taken, if the poll is taken more than 48 hours after it was demanded; or
(iii)before the end of the general meeting at which the poll was demanded (or at such later time as the directors decide), if the poll is taken after the end of the general meeting or adjourned general meeting but not more than 48 hours after it was demanded.
If such a proxy form is signed by an attorney and the directors require this, the power of attorney or other authority relied on to sign it (or a copy which has been certified by a notary or in some other way approved by the directors, or an office copy) must be received at such address, at the office or at any other place specified by the company for the receipt of such documents by the time set out in paragraph (i) or (ii) or (iii) above, as applicable.
(C)If the above requirements are not complied with, the proxy will not be able to act for the person who appointed him.
(D)If more than one valid proxy form is received in respect of the same share for use at the same general meeting or poll, the one which is received last (regardless of its date or the date on which it is signed) will be treated as the valid form. If it is not possible to determine the order of receipt, none of the forms will be treated as valid.
(E)A shareholder can attend and vote at a general meeting or on a poll even if he has appointed a proxy to attend and vote on his behalf at that general meeting or on that poll.
(F)The proceedings at a general meeting will not be invalidated where an appointment of a proxy in respect of that general meeting is sent in electronic form as provided in these articles, but because of a technical problem it cannot be read by the recipient.
(G)When calculating the periods mentioned in this article the directors can decide not to take account of any part of a day that is not a working day.

72.Maximum Validity of Proxy
A proxy form will cease to be valid 12 months from the date of its receipt. But it will be valid, unless the proxy form itself states otherwise, if it is used at an adjourned general meeting or on a poll after a general meeting or an adjourned general meeting even after 12 months, if it was valid for the original general meeting.
73.Form of Proxy
A proxy form can be in any form which the directors approve. A proxy form gives the proxy the authority to demand a poll or to join others in demanding a poll and to vote on any amendment to a resolution put to, or any other business which may properly come before, the general meeting. Unless it says otherwise, a proxy form is valid for the general meeting to which it relates and also for any adjournment of that general meeting.
74.Cancellation of Proxy’s Authority
(A)Any vote cast in the way a proxy form authorises or any demand for a poll made by a proxy will be valid even though:-
(i)the person who appointed the proxy has died or is of unsound mind;
(ii)the proxy form has been revoked; or
(iii)the authority of the person who signed the proxy form for the shareholder has been revoked.
(B)Any vote cast or poll demanded by a company representative will also be valid even though his authority has been revoked.
(C)However, this does not apply if written notice of the relevant fact has been received at the office (or at any other place specified by the company for the receipt of proxy forms) not later than the last time at which a proxy form should have been received to be valid for use at the general meeting or on the holding of the poll at which the vote was given or the poll taken.
75.Separate General Meetings
If a separate general meeting of holders of shares of a class is called otherwise than for changing or abrogating the rights of the shares of that class, the provisions of these articles relating to general meetings will apply to such a meeting with any necessary changes. A general meeting where ordinary shareholders are the only shareholders who can attend and vote in their capacity as shareholders will also constitute a separate general meeting of the holders of the ordinary shares.
76.Proposed Member Resolutions
(A)On and after the Determination Date, where a member or members, in accordance with the provisions of the Companies Act, requests the company to (x) call a general meeting for the purposes of bringing a resolution before the general meeting, or (y) give notice of a resolution to be proposed at an annual general meeting, such request must, in each case and in addition to the requirements of the Companies Act, contain the following:-
(i)to the extent that the request relates to the nomination of a director, as to each person whom the member(s) propose(s) to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and the regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected or re-elected;
(ii)to the extent that the request relates to any business other than the nomination of a director that the member(s) propose(s) to bring before the general meeting, a brief description of the business desired to be brought before the general meeting, the reasons for conducting such business at the general meeting and any material interest in such business of such member(s) and any Member Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the member(s) or the Member Associated Person(s) therefrom; and
(iii)as to the member(s) giving the notice and the Member Associated Person(s), if any, on whose behalf the nomination or proposal is made:-
(a)the name and address of such member(s), as they appear on the company’s books, and of such Member Associated Person(s), if any;
(b)the class and number of shares of the company which are owned beneficially and of record by such member(s) and such Member Associated Person(s), if any;
(c)a description of any derivative instruments and short interests, if any, held directly or indirectly by such member(s) and such Member Associated Person(s), if any;
(d)a description of all agreements, arrangements and understandings between such member(s) and such Member Associated Person(s), if any, each proposed nominee and any other person or persons (including their names) in connection with the nomination of a director or the proposal of any other business by such member(s) or such Member Associated Person(s), if any;
(e)any other information relating to such member(s) and such Member Associated Person(s), if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies pursuant to Section 14 of the Exchange Act; and
(f)to the extent known by the member(s) giving the notice and the Member Associated Person(s), if any, on whose behalf the nomination or proposal is made, the name and address of any other member or Member Associated Person(s) supporting the nominee for election or re-election as a director or the proposal of other business on the date of such request.
(B)For the purposes of this Article 76, a Member Associated Person of any member shall mean:-
(i)any person controlling, directly or indirectly, or acting in concert with, such member;
(ii)any beneficial owner of shares in the capital of the company owned of record or beneficially by such member; and
(iii)any person controlling, controlled by or under common control with such Member Associated Person.

(C)If a request made in accordance with Article 76(A) does not include the information specified in that article, or if, without prejudice to the rights of any member under the Companies Act, such request is not received in the time and manner required by Article 76(D), in respect of shares owned beneficially by the requesting member(s) and any Member Associated Person(s), such holders shall not be entitled to vote, either personally (including by means of electronic facility or facilities), by proxy (including by means of electronic facility or facilities) or, in the case of a corporation, by a company representative (including by means of electronic facility or facilities) at a general meeting or at a separate general meeting of the holders of that class of shares (or at an adjournment of any such meeting).
(D)Without prejudice to the rights of any member under the Companies Act, a member who makes a request of the kind referred to in Article 76(A)(y), must deliver any such request in writing to the secretary at the office not earlier than the close of business on the one hundred and twentieth (120th) calendar day nor later than the close of business on the ninetieth (90th) calendar day prior to the date of the first anniversary of the preceding year’s annual general meeting provided, however, that in the event that the date of an annual general meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after the date of the first anniversary of the preceding year’s annual general meeting, notice by the member must be so delivered in writing not earlier than the close of business on the one hundred and twentieth (120th) calendar day prior to such annual general meeting and not later than the close of business on the later of (i) the ninetieth (90th) calendar day prior to such annual general meeting and (ii) the tenth (10th) calendar day after the day on which public announcement of the date of such annual general meeting is first made by the company. In no event shall any adjournment or postponement of an annual general meeting or the public announcement thereof commence a new time period for the giving of a member’s notice as described in this Article 76(D).
Notwithstanding the provisions of Articles 76(A) or 76(C) or the foregoing provisions of this Article 76(D), a member shall also comply with all applicable requirements of the Companies Act and of the Exchange Act with respect to the matters set forth in Articles 76(A), 76(C) and in this Article 76(D). Nothing in Articles 76(A) or 76(C) or in this Article 76(D) shall be deemed to affect any rights of members to request inclusion of proposals in, nor the right of the company to omit proposals from, the company’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act, subject in each case to compliance with the Exchange Act.
(E)Subject to the provisions of these Articles, only such persons who are eligible pursuant to Article 84 shall be eligible to serve as directors and only such business shall be conducted at a general meeting as shall have been brought before the general meeting by or at the direction of the directors or pursuant to a member request that complies with the procedures set forth in this Article 76. Except as otherwise provided by law or these Articles, the chair of the general meeting shall have the power and duty to determine whether a member request was made in compliance with the procedures set forth in this Article 76 and, if any request is not in compliance with this Article 76, to declare that such defective request shall be disregarded.
77.Number of Directors
The company must have a minimum of two directors and a maximum of 15 directors (disregarding alternate directors). The shareholders can change this restriction by passing an ordinary resolution.

78.Directors’ Shareholding Qualification
The directors are not required to hold any shares in the company.
79.Power of Company to Appoint Directors
Subject to these articles, the company can, by passing an ordinary resolution, appoint any willing person to be a director, either as an extra director or to fill a vacancy where a director has stopped being a director for some reason.
80.Power of Directors to Appoint Directors
Subject to these articles, the directors can appoint any willing person to be a director, either as an extra director or as a replacement for another director. Any director appointed in this way must retire from office at the first annual general meeting after his appointment. A director who retires in this way is then eligible for re-appointment.
81.Retirement of Directors by Rotation
(A)At every annual general meeting all directors shall retire from office.
(B)Any director who retires at an annual general meeting may offer himself for re- appointment by the shareholders.
82.Filling Vacancies
Subject to these articles, at the general meeting at which a director retires, shareholders can pass an ordinary resolution to re-appoint the director or to appoint some other eligible person in his place.
83.Power of Removal by Special Resolution
In addition to any power to remove directors conferred by the legislation, the company can pass a special resolution to remove a director from office even though his time in office has not ended and can (subject to these articles) appoint a person to replace a director who has been removed in this way by passing an ordinary resolution.
84.Persons Eligible as Directors
The only people who can be appointed as directors at a general meeting are the following:-
(i)directors retiring at the general meeting;
(ii)anyone recommended by the directors; and
(iii)before the Determination Date, anyone nominated by a shareholder (not being the person to be nominated) in the following way:-
The shareholder must be entitled to vote at the general meeting. He must deliver to the office not less than seven nor more than 42 days before the day of the general meeting:-
(a)a letter stating that he intends to nominate another person for appointment as a director; and
(b)written confirmation from that person that he is willing to be appointed; and

(iv)on or after the Determination Date, they are proposed for appointment pursuant to and in accordance with Article 76.
85.Position of Retiring Directors
A director retiring at a general meeting retires at the end of that general meeting or (if earlier) when a resolution is passed to appoint another person in the director’s place. Where a retiring director is re-appointed, he continues as a director without a break.
86.Vacation of Office by Directors
(A)Any director automatically stops being a director if:-
(i)he gives the company a written notice of resignation;
(ii)he gives the company a written notice in which he offers to resign and the directors decide to accept this offer;
(iii)all of the other directors (who must comprise at least three people) pass a resolution or sign a written notice removing him as a director;
(iv)he is or has been suffering from mental or physical ill health and the directors pass a resolution removing the director from office;
(v)he has missed directors’ meetings (whether or not an alternate director appointed by him attends those meetings) for a continuous period of six months without permission from the directors and the directors pass a resolution removing the director from office;
(vi)a bankruptcy order is made against him or he makes any arrangement or composition with his creditors generally;
(vii)he is prohibited from being a director under the legislation; or
(viii)he ceases to be a director under the legislation or he is removed from office under these articles.
(B)If a director stops being a director for any reason, he will also automatically cease to be a member of any committee or sub-committee of the directors.
87.Executive Directors
(A)The directors or any committee authorised by the directors can appoint one or more directors to any executive position, on such terms and for such period as they think fit. They can also terminate or vary an appointment at any time. The directors or any committee authorised by the directors will decide how much remuneration a director appointed to an executive office will receive (whether as salary, commission, profit share or any other form of remuneration) and whether this is in addition to or in place of his fees as a director.
(B)If the directors terminate the appointment, the termination will not affect any right of the company or the director in relation to any breach of any employment contract which may be involved in the termination.

88.Additional Remuneration
(A)The directors or any committee authorised by the directors can award extra fees to any director who, in their view, performs any special or extra services for the company.
(B)Extra fees can take the form of salary, commission, profit-sharing or other benefits (and can be paid partly in one way and partly in another). This is all decided by the directors or any committee authorised by the directors.
89.Expenses
The company can pay the reasonable travel, hotel and incidental expenses of each director incurred in attending and returning from general meetings, meetings of the directors or committees of the directors or any other meetings which as a director he is entitled to attend. The company will pay all other expenses properly and reasonably incurred by each director in connection with the company’s business or in the performance of his duties as a director. The company can also fund a director’s or former director’s expenditure and that of a director or former director of any holding company of the company for the purposes permitted by the legislation and can do anything to enable a director or former director or a director or former director of any holding company of the company to avoid incurring such expenditure all as provided in the legislation.
90.Pensions and Gratuities for Directors
(A)The directors or any committee authorised by the directors can decide whether to provide pensions, annual payments or other benefits to any director or former director of the company, or any relation or dependant of, or person connected to, such a person. The directors can also decide to contribute to a scheme or fund or to pay premiums to a third party for these purposes. The company can only provide pensions and other benefits to people who are or were directors but who have not been employed by, or held an office or executive position in, the company or any of its subsidiary undertakings or former subsidiary undertakings or any predecessor in business of the company or any such other company or to relations or dependants of, or persons connected to, these directors or former directors if the shareholders approve this by passing an ordinary resolution.
(B)A director or former director will not be accountable to the company or the shareholders for any benefit provided pursuant to this article. Anyone receiving such a benefit will not be disqualified from being or becoming a director of the company.
91.Directors’ Interests
Conflicts of interest requiring authorisation by directors
(A)The directors may, subject to the quorum and voting requirements set out in this article, authorise any matter which would otherwise involve a director breaching his duty under the legislation to avoid conflicts of interest (“Conflict”).
(B)A director seeking authorisation in respect of a Conflict must tell the directors of the nature and extent of his interest in a Conflict as soon as possible. The director must give the directors sufficient details of the relevant matter to enable them to decide how to address the Conflict together with any additional information which they may request.
(C)Any director (including the relevant director) may propose that the relevant director be authorised in relation to any matter the subject of a Conflict. Such proposal and any authority given by the directors shall be effected in the same way that any other matter may be proposed to and resolved upon by the directors under the provisions of these articles except that:-
(i)the relevant director and any other director with a similar interest will not count in the quorum and will not vote on a resolution giving such authority; and
(ii)the relevant director and any other director with a similar interest may, if the other directors so decide, be excluded from any meeting of the directors while the Conflict is under consideration.
(D)Where the directors give authority in relation to a Conflict or where any of the situations described in paragraph (F) applies in relation to a director (“Relevant Situation”):-
(i)the directors may (whether at the relevant time or subsequently) (a) require that the relevant director is excluded from the receipt of information, the participation in discussion and/or the making of decisions (whether at directors’ meetings or otherwise) related to the Conflict or Relevant Situation; and (b) impose upon the relevant director such other terms for the purpose of dealing with the Conflict or Relevant Situation as they think fit;
(ii)the relevant director will be obliged to conduct himself in accordance with any terms imposed by the directors in relation to the Conflict or Relevant Situation;
(iii)the directors may also provide that where the relevant director obtains (otherwise than through his position as a director of the company) information that is confidential to a third party, the director will not be obliged to disclose that information to the company, or to use or apply the information in relation to the company’s affairs, where to do so would amount to a breach of that confidence;
(iv)the terms of the authority shall be recorded in writing (but the authority shall be effective whether or not the terms are so recorded); and
(v)the directors may revoke or vary such authority at any time but this will not affect anything done by the relevant director prior to such revocation or variation in accordance with the terms of such authority.
Other conflicts of interest
(E)If a director knows that he is in any way directly or indirectly interested in a proposed contract with the company or a contract that has been entered into by the company, he must tell the other directors of the nature and extent of that interest in accordance with the legislation.
(F)If he has disclosed the nature and extent of his interest in accordance with paragraph (E) a director can do any one or more of the following:-
(i)have any kind of interest in a contract with or involving the company or another company in which the company has an interest;
(ii)hold any other office or place of profit with the company (except that of auditor) in conjunction with his office of director for such period and upon such terms, including as to remuneration, as the directors may decide;

(iii)alone, or through a firm with which he is associated do paid professional work for the company or another company in which the company has an interest (other than as auditor);
(iv)be or become a director or other officer of, or employed by or a party to a transaction or arrangement with, or otherwise be interested in any holding company or subsidiary company of the company or any other company in which the company has an interest; and
(v)be or become a director of any other company in which the company does not have an interest and which cannot reasonably be regarded as giving rise to a conflict of interest at the time of his appointment as a director of that other company.
Benefits
(G)A director does not have to hand over to the company or the shareholders any benefit he receives or profit he makes as a result of anything authorised under paragraph (A) or allowed under paragraph (F) nor is any type of contract authorised under paragraph (A) or allowed under paragraph (F) liable to be avoided.
Quorum and voting requirements
(H)A director cannot vote or be counted in the quorum on a resolution of the directors relating to appointing that director to a position with the company or a company in which the company has an interest or the terms or the termination of the appointment.
(I)This paragraph applies if the directors are considering proposals about appointing two or more directors to positions with the company or any company in which the company has an interest. It also applies if the directors are considering setting or changing the terms of their appointment. These proposals can be split up to deal with each director separately. If this is done, each director can vote and be included in the quorum for each resolution, except any resolution concerning him or concerning the appointment of another director to a position with a company in which the company is interested where the director has a Relevant Interest in it.
(J)A director cannot vote or be counted in the quorum on a resolution of the directors about a contract in which he has an interest and, if he does vote, his vote will not be counted, but this prohibition will not apply to any resolution where that interest cannot reasonably be regarded as likely to give rise to a conflict of interest or where that interest is included in the following list:-
(i)a resolution about giving him any guarantee, indemnity or security for money which he or any other person has lent or obligations he or any other person has undertaken at the request of or for the benefit of the company or any of its subsidiary undertakings;
(ii)a resolution about giving any guarantee, indemnity or security to another person for a debt or obligation which is owed by the company or any of its subsidiary undertakings to that other person if the director has taken responsibility for some or all of that debt or obligation. The director can take this responsibility by giving a guarantee, indemnity or security;
(iii)a resolution about giving him any other indemnity where all other directors are also being offered indemnities on substantially the same terms;

(iv)a resolution about the company funding his expenditure on defending proceedings or the company doing something to enable him to avoid incurring such expenditure where all other directors are being offered substantially the same arrangements;
(v)a resolution relating to an offer by the company or any of its subsidiary undertakings of any shares or debentures or other securities for subscription or purchase if the director takes part because he is a holder of shares, debentures or other securities or if he takes part in the underwriting or sub-underwriting of the offer;
(vi)a resolution about a contract in which he has an interest because of his interest in shares or debentures or other securities of the company or because of any other interest in or through the company;
(vii)a resolution about a contract involving any other company if the director has an interest of any kind in that company (including an interest by holding any position in that company or by being a shareholder in that company). This does not apply if he knows that he has a Relevant Interest in that company;
(viii)a resolution about a contract relating to a pension fund, superannuation or similar scheme or retirement, death or disability benefits scheme or employees’ share scheme which gives the director benefits which are also generally given to the employees to whom the fund or scheme relates;
(ix)a resolution about a contract relating to an arrangement for the benefit of employees of the company or of any of its subsidiary undertakings which only gives him benefits which are also generally given to the employees to whom the arrangement relates; and
(x)a resolution about a contract relating to any insurance which the company can buy or renew for the benefit of directors or of a group of people which includes directors.
(K)A director will be treated as having a Relevant Interest in a company if he holds an interest in shares representing one per cent. or more of a class of equity share capital (calculated exclusive of any shares of that class in that company held as treasury shares) or of the voting rights of that company. In relation to an alternate director, an interest of his appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise. Interests which are unknown to the director and which it is unreasonable to expect him to know about are ignored.
(L)Where a company in which a director has a Relevant Interest is interested in a contract, the director will also be treated as being interested in that contract.
(M)Subject to these articles, the directors can exercise or arrange for the exercise of the voting rights attached to any shares in another company held by the company and the voting rights which they have as directors of that company in any way that they decide. This includes voting in favour of a resolution appointing any of them as directors or officers of that company and deciding their remuneration. Subject to these articles, they can also vote and be counted in the quorum as directors of the company in connection with any of these things.
(N)If a question comes up at a meeting of the directors about whether a director (other than the chair of the meeting) has an interest in a contract and whether it is likely to give rise to a conflict of interest or whether he can vote or be counted in the quorum and the director does not agree to abstain from voting on the issue or not to be counted in the quorum, the question must be referred to the chair of the meeting. The chair of the meeting’s ruling about any other director is final and conclusive unless the nature or extent of the director’s interest (so far as it is known to him) has not been fairly disclosed to the directors. If the question comes up about the chair of the meeting, the question shall be decided by a resolution of the directors. The chair of the meeting cannot vote on the question but can be counted in the quorum. The directors’ resolution about the chair of the meeting is conclusive, unless the nature or extent of the chair’s interest (so far as it is known to him) has not been fairly disclosed to the directors.
General
(O)References in this article to:-
(i)a contract include references to an existing or proposed contract and to an existing or proposed transaction or arrangement whether or not it is a contract; and
(ii)a conflict of interest include a conflict of interest and duty and a conflict of duties.
(P)The company can by ordinary resolution suspend or relax the provisions of this article to any extent or ratify any contract which has not been properly authorised in accordance with this article.
92.General Powers of Company Vested in Directors
(A)The directors will manage the company’s business. They can use all the company’s powers except where these articles say that powers can only be used by the shareholders voting to do so at a general meeting. The general management powers under this article are not limited in any way by specific powers given to the directors by other articles.
(B)The directors are, however, subject to:-
(i)the requirements of these articles; and
(ii)any regulations laid down by the shareholders by passing a special resolution at a general meeting.
(C)If a change is made to these articles or if the shareholders lay down any regulation relating to something which the directors have already done which was within their powers, that change or regulation cannot invalidate the directors’ previous action.
93.Borrowing Powers
(A)The directors can exercise all the company’s powers:-
(i)to borrow money;
(ii)to guarantee;
(iii)to indemnify;
(iv)to mortgage or charge all or any of the company’s undertaking, property and assets (present and future) and uncalled capital;
(v)to issue debentures and other securities; and

(vi)to give security, either outright or as collateral security, for any debt, liability or obligation of the company or of any third party.
(B)(i)    The directors must limit the borrowings of the company and exercise all voting and other rights or powers of control exercisable by the company in relation to its subsidiary undertakings so as to ensure that no money is borrowed if the total amount of the group’s borrowings then exceeds, or would as a result of such borrowing exceed, three times the company’s adjusted capital and reserves. This affects subsidiary undertakings only to the extent that the directors can do this by exercising these rights or powers of control.
(i)This limit can be exceeded if the consent of the shareholders has been given in advance by passing an ordinary resolution.
(ii)This limit does not include any borrowings owing by one member of the group to another member of the group.
(C)Adjusted capital and reserves
The company’s adjusted capital and reserves will be established by the following calculations:-
Add:-
(i)the amount paid up or credited or deemed to be paid up on the company’s issued share capital (including any shares held as treasury shares); and
(ii)the amount standing to the credit of the reserves of the company (which include any share premium account, capital redemption reserve and retained earnings), using the figures shown on the then latest audited balance sheet.
Then:-
(iii)deduct any debit balance on retained earnings at the date of the audited balance sheet (if such a deduction has not already been made),
and
(iv)make any adjustments needed to reflect any changes since the date of the audited balance sheet to the amount of paid up share capital or reserves.
(D)Borrowings
When calculating the group’s borrowings, the directors will include not only borrowings but also the following (unless these have already been included in borrowings):-
(i)the amount of any issued and paid up share capital (other than equity share capital) of any subsidiary undertaking beneficially owned otherwise than by a member of the group;
(ii)the amount of any other issued and paid up share capital and the principal amount of any debentures or borrowed moneys not beneficially owned by a member of the group where a member of the group has given a guarantee or indemnity for its redemption or repayment or where a member of the group may have to buy such share capital, debenture or borrowed money;

(iii)the amount outstanding under any acceptance credits opened for or in favour of any member of the group;
(iv)the principal amount of any debenture (whether secured or unsecured) issued by any member of the group which is not beneficially owned by any other member of the group;
(v)any fixed or minimum premium payable on the final repayment of any borrowing or deemed borrowing;
(vi)the minority proportion of moneys borrowed by a member of the group and owing to a partly-owned subsidiary undertaking.
(vii)However, the directors will not include the following items in the borrowings:-
(viii)amounts borrowed by any member of the group to repay some or all of any other borrowings of any member of the group (but this exclusion will only apply if the original debt is discharged within six months from the new borrowing);
(ix)amounts borrowed by any member of the group to finance any contract where part of the price receivable by any member of the group is guaranteed or insured by the Export Credits Guarantee Department or any other similar government department or agency (but this exclusion will only apply up to an amount equal to the amount guaranteed or insured);
(x)amounts borrowed by, or amounts secured on assets of, an undertaking which became a subsidiary undertaking of the company after the date of the last audited balance sheet (but this exclusion will only apply up to an amount equal to the amount of borrowing, or amounts secured on assets, of the undertaking at the time immediately after it became a subsidiary undertaking); or
(xi)the minority proportion of moneys borrowed by a partly-owned subsidiary undertaking which is not owing to another member of the group.
(E)Any foreign currency amounts will be translated into US dollars when calculating total borrowings. The exchange rate applied will be the exchange rate on:-
(i)the last business day before the date of the calculation; or
(ii)the last business day six months before the date of the calculation, whichever exchange rate produces the lower figure.
(F)The exchange rate will be taken as the spot rate in London which is recommended by a London clearing bank (chosen by the directors for this purpose) as the most appropriate rate for buying the relevant currency for US dollars on the relevant day.
(G)If the amount of adjusted capital and reserves is being calculated in connection with a transaction involving a company becoming or ceasing to be a member of the group, the amount is to be calculated as if the transaction had already occurred.
(H)The audited balance sheet of the company will be taken as the audited balance sheet of the company prepared for the purposes of the legislation. However, if an audited consolidated balance sheet relating to the company and its subsidiary undertakings has been prepared for the same financial year, the audited consolidated balance sheet will be used instead. In that case, all references to reserves will be taken to be references to consolidated reserves.
(I)The company can from time to time change the accounting convention applied in the preparation of the audited balance sheet, but any new convention applied must comply with the requirements of the legislation. If the company prepares a supplementary audited balance sheet applying a different convention from the main audited balance sheet, the main audited balance sheet will be taken as the audited balance sheet for the purposes of the calculations under these articles.
(J)The group will be taken as the company and its subsidiary undertakings (if any).
(K)For the purposes of this article the minority proportion means a proportion equal to the proportion of the issued share capital of a partly-owned subsidiary undertaking which does not belong to a member of the group.
(L)A certificate or report by the company’s auditors:-
(i)as to the amount of the adjusted capital and reserves;
(ii)as to the amount of any borrowings; or
(iii)to the effect that the limit imposed by this article has not been or will not be exceeded at any particular time, will be conclusive evidence of that amount or that fact.
94.Agents
(A)The directors can appoint anyone as the company’s attorney by granting a power of attorney or by authorising them in some other way. Attorneys can either be appointed directly by the directors or the directors can give someone else the power to select attorneys. The directors or the persons who are authorised by them to select attorneys can decide on the purposes, powers, authorities and discretions of attorneys. But they cannot give an attorney any power, authority or discretion which the directors do not have under these articles.
(B)The directors can decide how long a power of attorney will last for and attach any conditions to it. The power of attorney can include any provisions which the directors decide on for the protection and convenience of anybody dealing with the attorney. The power of attorney can allow the attorney to grant any or all of his power, authority or discretion to any other person.
(C)The directors can:-
(i)delegate any of their authority, powers or discretions to any manager or agent of the company;
(ii)allow managers or agents to delegate to another person;
(iii)remove any people they have appointed in any of these ways; and
(iv)cancel or change anything that they have delegated, although this will not affect anybody who acts in good faith who has not had any notice of any cancellation or change.

(D)Any appointment or delegation by the directors which is referred to in this article can be on any conditions decided on by the directors.
(E)The ability of the directors to delegate under this article applies to all their powers and is not limited because certain articles refer to powers being exercised by the directors or by a committee authorised by the directors while other articles do not.
95.Delegation to Individual Directors
(A)The directors can give a director any of the powers which they have jointly as directors (with power to sub-delegate). These powers can be given on terms and conditions decided on by the directors either in parallel with, or in place of, the powers of the directors acting jointly.
(B)The directors can change the basis on which such powers are given or withdraw such powers. But if a person deals with an individual director in good faith without knowledge of the change or withdrawal, he will not be affected by it.
(C)The ability of the directors to delegate under this article applies to all their powers and is not limited because certain articles refer to powers being exercised by the directors or by a committee authorised by the directors while other articles do not.
96.Registers
The company can keep an overseas, local or other register. The directors can make and change any regulations previously made by them relating to any of such registers.
97.Provision for Employees
The directors can exercise the powers under the legislation to make provision for the benefit of employees or former employees of the company or any of its subsidiaries in connection with the cessation or transfer of the whole or part of the business of the company or that subsidiary.
98.Directors’ Meetings
The chair, chief executive officer, lead independent director (if any) or a majority of the directors can each call a directors’ meeting and decide when and where to have meetings and how they will be conducted. They can also adjourn their meetings. The secretary must call a directors’ meeting if asked to by any of the aforementioned persons.
99.Notice of Directors’ Meetings
Directors’ meetings are called by giving notice to all the directors. Notice is treated as properly given if it is given personally, by word of mouth or in writing to the director’s last known address or any other address given by him to the company for this purpose. Any director can waive his entitlement to notice of any directors’ meeting, including one which has already taken place and any waiver after the meeting has taken place will not affect the validity of the meeting or any business conducted at the meeting.
100.Quorum
If no other quorum is fixed by the directors, two directors are a quorum. Subject to these articles, if a director ceases to be a director at a directors’ meeting, he can continue to be present and to act as a director and be counted in the quorum until the end of the meeting if no other director objects and if otherwise a quorum of directors would not be present.

101.Directors below Minimum through Vacancies
(A)The directors can continue to act even if one or more of them stops being a director. If the number of directors falls below the minimum which applies under these articles (including any change to that minimum number approved by an ordinary resolution of shareholders), or the number fixed as the quorum for directors’ meetings, the remaining director(s) may appoint further directors and convene general meetings to make up the shortfall.
(B)If no director or directors are willing or able to act under this article, any two shareholders (excluding any shareholder holding shares as treasury shares) can call a general meeting to appoint extra directors(s).
102.Appointment of Chair
(A)The directors can appoint any director as chair or as deputy chair and can remove him from that office at any time. If the chair is at a directors’ meeting, he will chair it. In his absence, the chair will be taken by a deputy chair, if one is present. If more than one deputy chair is present, they will agree between them who should chair the meeting or, if they cannot agree, the deputy chair longest in office as a director will take the chair. If there is no chair or deputy chair present within five minutes of the time when the directors’ meeting is due to start, the directors who are present can choose which one of them will be the chair of the meeting.
(B)References in these articles to a deputy chair include, if no one has been appointed with that title, a person appointed to a position with another title which the directors designate as equivalent to the position of deputy chair.
103.Competence of Meetings
A directors’ meeting at which a quorum is present can exercise all the powers and discretions of the directors.
104.Voting
Matters to be decided at a directors’ meeting will be decided by a majority vote. If votes are equal, the chair of the meeting has a second, casting vote.
105.Delegation to Committees
(A)The directors can delegate any of their powers or discretions to committees of one or more persons. If the directors have delegated any power or discretion to a committee, any references in these articles to using that power or discretion include its use by the committee. Any committee must comply with any regulations laid down by the directors. These regulations can require or allow people who are not directors to be members of the committee, and can give voting rights to such people. But:-
(i)there must be more directors on a committee than persons who are not directors; and
(ii)a resolution of the committee is only effective if a majority of the members of the committee present at the time of the resolution were directors.
(B)Unless the directors decide not to allow this, any committee can sub-delegate any of its powers or discretions to sub-committees. Reference in these articles to committees include sub-committees permitted under this article.

(C)If a committee consists of more than one person, the articles which regulate directors’ meetings and their procedure will also apply to committee meetings (if they can apply to committee meetings), unless these are inconsistent with any regulations for the committee which have been laid down under this article.
(D)The ability of the directors to delegate under this article applies to all their powers and discretions and is not limited because certain articles refer to powers and discretions being exercised by committees authorised by directors while other articles do not.
106.Participation in Meetings
All or any of the directors can take part in a meeting of the directors by way of a conference telephone or any communication equipment which allows everybody to take part in the meeting by being able to hear each of the other people at the meeting and by being able to speak to all of them at the same time. A person taking part in this way will be treated as being present at the meeting and will be entitled to vote and be counted in the quorum.
107.Resolution in Writing
A resolution in writing must be signed by all of the directors who at the time are entitled to receive notice of a directors’ meeting and who would be entitled to vote on the resolution at a directors’ meeting, and who together meet the quorum requirement for directors’ meetings. This kind of resolution is just as valid and effective as a resolution passed by those directors at a meeting which is properly called and held. The resolution can be passed using several copies of the resolution if each copy is signed by one or more directors.
108.Validity of Acts of Directors or Committee
Everything which is done by any directors’ meeting, or by a committee of the directors, or by a person acting as a director, or as a member of a committee, will be valid even if it is discovered later that any director, or person acting as a director, was not properly appointed. This also applies if it is discovered later that anyone was disqualified from being a director, or had ceased to be a director or was not entitled to vote. In any of these cases, anything done will be as valid as if there was no defect or irregularity of the kind referred to in this article.
109.Use of Seals
(A)The directors must arrange for every seal of the company to be kept safely.
(B)A seal can only be used with the authority of the directors or a committee authorised by the directors.
(C)Subject as otherwise provided in these articles, every document which is sealed using the common seal must be signed by one director and the secretary, or by two directors or by one director in the presence of a witness who attests the signature or by any other person or persons authorised by the directors.
(D)Any document to which the official seal is applied need not be signed, unless the directors decide otherwise or the legislation requires otherwise.
(E)The directors can resolve that the requirement for any counter-signature in this article can be dispensed with on any occasion.

110.Declaration of Dividends by Company
The company’s shareholders can declare dividends in accordance with the rights of the shareholders by passing an ordinary resolution. No such dividend can exceed the amount recommended by the directors.
111.Payment of Interim and Fixed Dividends by Directors
(A)If the directors consider that the financial position of the company justifies such payments, they can:-
(i)pay the fixed or other dividends on any class of shares on the dates prescribed for the payment of those dividends; and
(ii)pay interim dividends on shares of any class of any amounts and on any dates and for any periods which they decide.
(B)If the directors act in good faith, they will not be liable for any loss that any shareholders may suffer because a lawful dividend has been paid on other shares which rank equally with or behind their shares.
112.Calculation and Currency of Dividends
(A)All dividends will be declared and paid in proportions based on the amounts paid up on the shares during any period for which the dividend is paid. Sums which have been paid up in advance of calls will not count as paid up for this purpose. If the terms of any share say that it will be entitled to a dividend as if it were a fully paid up, or partly paid up, share from a particular date (in the past or future), it will be entitled to a dividend on this basis. This article applies unless these articles, the rights attached to any shares, or the terms of any shares, say otherwise.
(B)Unless the rights attached to any shares, the terms of any shares or these articles say otherwise, a dividend or any other money payable in respect of a share can be paid in whatever currency the directors decide using an exchange rate selected by the directors for any currency conversions required. The directors can also decide how any costs relating to the choice of currency will be met.
113.Amounts Due on Shares can be Deducted from Dividends
If a shareholder owes the company any money for calls on shares or money in any other way relating to his shares, the directors can deduct any of this money from any dividend or other money payable to the shareholder on or in respect of any share held by him. Money deducted in this way can be used to pay amounts owed to the company.
114.No Interest on Dividends
Unless the rights attached to any shares, or the terms of any shares, say otherwise, no dividend or other sum payable by the company on or in respect of its shares carries a right to interest from the company.
115.Payment Procedure
(A)Any dividend or other money payable in cash relating to a share can be paid by sending a cheque, warrant or similar financial instrument payable to the shareholder who is entitled to it by post addressed to his registered address. Or it can be made payable to someone else named in a written instruction from the shareholder (or all joint shareholders) and sent by post to the address specified in that instruction. A dividend can also be paid by inter-bank transfer or by other electronic means (including payment through CREST) directly to an account with a bank or other financial institution (or other organisations operating deposit accounts if allowed by the company) in the United Kingdom named in a written instruction from the person entitled to receive the payment under this article. Alternatively, a dividend can be paid in some other way requested in writing by the shareholder (or all joint shareholders) and agreed with the company.
(B)For joint shareholders or persons jointly entitled to shares by law, payment can be made to the shareholder whose name stands first in the register. The company can rely on a receipt for a dividend or other money paid on shares from any one of them on behalf of all of them.
(C)Cheques, warrants and similar financial instruments are sent, and payment in any other way is made, at the risk of the person who is entitled to the money. The company is treated as having paid a dividend if the cheque, warrant or similar financial instrument is cleared or if a payment is made through CREST, bank transfer or other electronic means. The company will not be responsible for a payment which is lost or delayed.
(D)Dividends can be paid to a person who has become entitled to a share by law as if he were the holder of the share.
116.Uncashed Dividends
(A)The company can stop sending dividend payments through the post, or cease using any other method of payment (including payment through CREST), for any dividend if:-
(i)for two consecutive dividends:-
(a)the dividend payments sent through the post have been returned undelivered or remain uncashed during the period for which they are valid; or
(b)the payments by any other method have failed; or
(ii)for any one dividend:-
(a)the dividend payment sent through the post has been returned undelivered or remains uncashed during the period for which it is valid; or
(b)the payment by any other method has failed,
and reasonable enquiries have failed to establish any new postal address or account of the registered shareholder.
(B)Subject to these articles, the company must recommence sending dividend payments if requested in writing by the shareholder, or the person entitled to a share by law.
117.Forfeiture of Unclaimed Dividends
Where any dividends or other amounts payable on a share have not been claimed, the directors can invest them or use them in any other way for the company’s benefit until they are claimed. The company will not be a trustee of the money and will not be liable to pay interest on it. If a dividend or other money has not been claimed for six years after being declared or becoming due for payment, it will be forfeited and go back to the company unless the directors decide otherwise.

118.Dividends Not in Cash
If recommended by the directors, the company can pass an ordinary resolution that a dividend be paid, and the directors can decide that an interim dividend be paid, wholly or partly by distributing specific assets (and, in particular, paid up shares or debentures of any other company). Where any difficulty arises on such a distribution, the directors can resolve it as they decide. For example, they can:-
(i)authorise any person to sell and transfer any fractions;
(ii)ignore any fractions;
(iii)value assets for distribution purposes;
(iv)pay cash of a similar value to adjust the rights of shareholders; and/or
(v)vest any assets in trustees for the benefit of more than one shareholder.
119.Scrip Dividends
The directors can offer ordinary shareholders (excluding any shareholder holding shares as treasury shares) the right to choose to receive extra ordinary shares, which are credited as fully paid up, instead of some or all of their cash dividend. Before they can do this, shareholders must have passed an ordinary resolution authorising the directors to make this offer.
(i)The ordinary resolution can apply to some or all of a particular dividend or dividends. Or it can apply to some or all of the dividends which may be declared or paid in a specified period. The specified period must not end later than the fifth anniversary of the date on which the ordinary resolution is passed.
(ii)The directors can also offer shareholders the right to request new shares instead of cash for all future dividends (if a share alternative is available), until they tell or are treated as telling the company that they no longer wish to receive new shares.
(iii)A shareholder will be entitled to ordinary shares whose total “relevant value” is as near as possible to the cash dividend he would have received (disregarding any tax credit), but not more than it. The relevant value of a share is the average value of the company’s ordinary shares for five consecutive dealing days selected by the directors starting on or after the day when the shares are first quoted “ex dividend”. For this purpose, the value of each new share shall be equal to the average quotation for the company’s ordinary shares, that is, the average of the closing prices for the company’s ordinary shares on the Nasdaq Global Select Market (or if a Nasdaq quote is not available, such other exchange or quotation service on which the company’s ordinary shares are listed or quoted as derived from such source as the board may deem appropriate) on the day on which the company’s ordinary shares are first quoted “ex” the relevant dividend and the four subsequent business days.
(iv)The ordinary resolution can require that the relevant value is worked out in some different way. A certificate or report by the auditors stating the relevant value of a share for any dividend will be conclusive evidence of that value.
(v)After the directors have decided how many new shares ordinary shareholders will be entitled to, they can notify them in writing of their right to opt for new shares. This notice should also say how, where and when shareholders must notify the company if they wish to receive new shares. Where shareholders have opted to receive new shares in place of all future dividends, if new shares are available, the company will not need to notify them of a right to opt for new shares. No shareholders will receive a fraction of a share. The directors can decide how to deal with any fractions left over. For example, they can decide that the benefit of these fractions belongs to the company or that fractions are ignored or deal with fractions in some other way.
(vi)If a notice informing any shareholders of their right to opt for new shares is accidentally not sent or supplied or is not received (even if the company becomes aware of such failure to send or supply or non-receipt), the offer will not be invalid as a result nor give rise to any claim, suit or action.
(vii)The directors can exclude or restrict the right to opt for new shares or make any other arrangements where they decide that this is necessary or convenient to deal with any of the following legal or practical problems:-
(a)problems relating to laws of any territory, or
(b)problems relating to the requirements of any recognised regulatory body or stock exchange in any territory, or where the directors believe that for any other reason the right should not be given.
(viii)If a shareholder has opted to receive new shares, no dividend on the shares for which he has opted to receive new shares (which are called the “elected shares”), will be declared or payable. Instead, new ordinary shares will be allotted on the basis set out earlier in this article. To do this, the directors will convert into capital the sum equal to the total amount of the new ordinary shares to be allotted. They will use this sum to pay up in full the appropriate number of new ordinary shares. These will then be allotted and distributed to the holders of the elected shares on the basis set out above. The sum to be converted into capital can be taken from:-
(a)any amount which is then in any reserve or fund (including the share premium account, any capital redemption reserve and the profit and loss account or retained earnings); or
(b)any other sum which is available to be distributed.
The directors can do anything they think necessary to give effect to any such conversion into capital.
(ix)The new ordinary shares will rank equally in all respects with the existing fully paid up ordinary shares at the time when the new ordinary shares are allotted. But, they will not be entitled to share in the dividend from which they arose, or to have new shares instead of that dividend.
(x)The directors can decide that new shares will not be available in place of any cash dividend. They can decide this at any time before new shares are allotted in place of such dividend, whether before or after shareholders have opted to receive new shares.

(xi)The directors can decide how any costs relating to making new shares available in place of a cash dividend will be met. For example, they can decide that an amount will be deducted from the entitlement of a shareholder under this article.
(xii)Unless the directors decide otherwise or unless the uncertificated securities rules require otherwise, any new ordinary shares which a shareholder has chosen to receive instead of some or all of his cash dividend will be:-
(a)CREST shares if the corresponding elected shares were CREST shares on the record date for that dividend; and
(b)certificated shares if the corresponding elected shares were certificated shares on the record date for that dividend.
(xiii)The directors may not proceed with any election unless the company has sufficient reserves or funds that may be capitalised, and the directors have authority to allot sufficient shares, to give effect to it after the basis of allotment is determined.
120.Power to Capitalise Reserves and Funds
(A)If recommended by the directors, the company’s shareholders can pass an ordinary resolution to capitalise any sum:-
(i)which is part of any of the company’s reserves (including premiums received when any shares were issued, capital redemption reserves or other undistributable reserves); or
(ii)which the company is holding as net profits.
(B)Unless the ordinary resolution states otherwise, the directors will use the sum which is capitalised by setting it aside for the ordinary shareholders on the register at the close of business on the day the resolution is passed (or another date stated in the resolution or fixed as stated in the resolution) and in the same proportions as the ordinary shareholders’ entitlement to dividends (or in other proportions stated in the resolution or fixed as stated in the resolution). The sum set aside can be used:-
(i)to pay up some or all of any amount on any issued shares which has not already been called, or paid in advance; or
(ii)to pay up in full shares, debentures or other securities of the company which would then be allotted and distributed, credited as fully paid, to shareholders.
However, a share premium account, a capital redemption reserve, or any reserve or fund representing unrealised profits, can only be used to pay up in full the company’s shares that are then to be allotted and distributed, credited as fully paid, to shareholders. Where the sum capitalised is used to pay up in full shares that are then to be allotted and distributed, credited as fully paid, to shareholders, the company is also entitled to participate in the relevant distribution in relation to any shares of the relevant class held by it as treasury shares and the proportionate entitlement of the relevant class of shareholders to the distribution will be calculated on this basis.
(C)The directors can appoint any person to sign a contract with the company on behalf of those who are entitled to shares, debentures or other securities under the resolution. Such a contract is binding on all concerned.

121.Settlement of Difficulties in Distribution
If any difficulty arises in connection with any distribution of any capitalised reserve or fund, the directors can resolve it in any way which they decide. For example, they can deal with entitlements to fractions by deciding that the benefit of fractions belong to the company or that fractions are ignored or deal with fractions in some other way.
122.Power to Choose Any Record Date
This article applies to any dividend on any shares, or any distribution, allotment or issue to the holders of any shares. This can be paid or made to the registered holder or holders of the shares, or to anyone entitled in any other way, at a particular time on a particular day selected by the directors. It will be based on the number of shares registered at that time on that day, even if this is before any resolution to authorise what is being done was passed. This article applies whether what is being done is the result of a resolution of the directors, or a resolution at a general meeting. The time and date can be before the dividend and so on is to be paid or made, or before any relevant resolution was passed.
123.Inspection of Records
A shareholder is not entitled to inspect any of the company’s accounting records or other books or papers unless:-
(i)the legislation or a proper court order gives him that right;
(ii)the directors authorise him to do so; or
(iii)the shareholders authorise him to do so by ordinary resolution.
124.Strategic Reports with Supplementary Material
The company can send or supply copies of its strategic reports with supplementary material to its shareholders instead of copies of its full reports and accounts.
125.Method of Service
(A)The company can send or supply any notice, document, including a share certificate, or other information to a shareholder:-
(i)by delivering it to him personally;
(ii)by addressing it to him and posting it to, or leaving it at, the shareholder’s registered address;
(iii)through CREST, where it relates to CREST shares;
(iv)as authorised in writing by the relevant shareholder;
(v)where appropriate, by sending or supplying it in electronic form to an address notified by the relevant shareholder to the company for that purpose; or
(vi)where appropriate, by making it available on a website and notifying the shareholder of its availability in accordance with this article.

Where there are joint shareholders, the notice, document or other information can be sent or supplied to any one of the joint holders and will be treated as having been sent or supplied to all the joint holders.
The company shall be entitled, at its discretion, to utilize and rely on the notice and access method of delivering shareholder general meeting materials, soliciting proxies and receiving voting instructions from registered shareholders and beneficial owners adopted by the U.S. Securities and Exchange Commission in the rules for communication between reporting issuers and their shareholders under Rule 14a-16 of the Exchange Act, as such rules may be modified from time to time, or in accordance with any similar electronic delivery or access method permitted by applicable securities legislation from time to time.
(B)Where there are joint shareholders, anything which needs to be agreed or specified in relation to any notice, document or other information to be sent or supplied to them can be agreed or specified by any one of the joint shareholders. The agreement or specification of the senior will be accepted to the exclusion of the agreement or specification of the other joint shareholder(s). For this purpose, seniority will be determined by the order in which the joint shareholders’ names stand in the register in respect of the joint shareholding.
(C)If any notice, document or other information sent or supplied to a shareholder at the shareholder’s registered address has been returned undelivered and thereafter, the company (or its agents) has made customary efforts to establish such shareholder’s current address without success, the company need not send or supply further notices, documents or other information to that shareholder until he has communicated with the company and supplied the company (or its agents) with a new registered address, or a postal address for the service of notices and the despatch or supply of documents and other information, or has informed the company of an address for the service of notices and the sending or supply of documents and other information in electronic form. Any notice, document or other information sent by post will be treated as returned undelivered if the notice, document or other information is sent back to the company (or its agents), and any notice, document or other information sent or supplied in electronic form will be treated as returned undelivered if the company (or its agents) receives notification that the notice, document or other information was not delivered to the address to which it was sent.
(D)The company may at any time and in its sole discretion choose (a) to serve, send or supply notices, documents or other information in hard copy form alone to some or all shareholders; and (b) not to serve, send or supply a notice, document or other information to a particular shareholder where it considers this necessary or appropriate to deal with legal, regulatory or practical problems in, or under the laws of, any territory.
126.Record Date for Service
Where the company sends or supplies notices, documents or other information to shareholders, it can do so by reference to the shareholders’ register as it stands at any time not more than 15 days before the date the notice, document or other information is sent or supplied. Any change of details on the register after that time will not invalidate the sending or supply and the company is not obliged to send or supply the same notice, document or other information to any person entered on the shareholders’ register after the date selected by the company.

127.Members Resident Abroad or on Branch Registers
(A)If a shareholder’s address on the register is outside the United Kingdom, he can give the company a United Kingdom postal address to which notices, documents or other information can be sent or supplied to him. If he does, he is entitled to have notices, documents or other information set to him at that address or, where applicable, to be notified at that address of the availability of the notice, documents or other information on a website. Alternatively, a shareholder whose address on the register is outside the United Kingdom can give the company an address for the purposes of communications in electronic form. If he does, notices, documents or other information may, subject to these articles, be set or supplied to him at that address. Otherwise he is not entitled to receive any notices, documents or other information from the company.
(B)For a shareholder registered on a branch register, notices, documents or other information can be posted or despatched in the United Kingdom or in the country where the branch register is kept.
128.Service of Notices on Persons Entitled by Transmission
(A)This article applies where a shareholder has died or become bankrupt or is in liquidation, or where someone else has otherwise become entitled by law to that shareholder’s shares, but is still registered as a shareholder. It applies whether he is registered as a sole or joint shareholder.
(B)A person who is entitled to that shareholder’s shares by law, and who proves this to the reasonable satisfaction of the directors, can give the company a postal address for the sending or supply of notices, documents and other information and/or an address for the purposes of communications by electronic means. If this is done, the company can send notices, documents and other information or, where applicable, a notification about the availability of the notice, document or other information on a website, to that address.
(C)Otherwise, if any notice, document or other information is sent or supplied to the shareholder named on the register, this will be valid despite his death, bankruptcy or liquidation or the fact that any other event giving rise to an entitlement to the shares by law has occurred. This applies even if the company knew about these things. If any notice, document or other information is sent or supplied in accordance with this article, there is no need to send or supply it to any other people who may be involved.
(D)The company may at any time and in its sole discretion choose to serve, send or supply notices, documents or other information in hard copy form alone to some or all persons who are entitled to a shareholder’s shares by law and may also in its sole discretion, where it considers necessary or appropriate to deal with legal, regulatory or practical problems n, or under the laws of, any territory, determine not to serve, send or supply a particular notice, document or other information to any particular such person.
129.Deemed Delivery
(A)If any notice, document or other information is given, sent or supplied by the company by post, it is treated as being received the day after it was posted if first class post was used or 48 hours after it was posted if first class post was not used. In proving that any notice, document or other information was given, sent or supplied, it is sufficient to show that the envelope was properly addressed and put into the postal system with postage paid.

(B)If any notice, document or other information is left by the company at a shareholder’s registered address or at a postal address notified to the company in accordance with these articles by a shareholder or a person who is entitled to a share by law, it is treated as being received on the day it was left.
(C)If a notice is sent through CREST, it is treated as being received when the company, or any CREST participant acting for the company, sends the issuer-instruction relating to the notice, document or other information.
(D)If any notice, document or other information is given, sent or supplied by the company using electronic means, it is treated as being received on the day it was sent even if the company subsequently sends a hard copy of such notice, document or other information by post. In the case of any notice, document or other information made available on a website, the notice, document or other information is treated as being received on the day on which the notice, document or other information was first made available on the website, or, if later, when a notice of availability is received or treated as being received by the shareholder in accordance with these articles. In proving that any notice, document or other information was given, sent or supplied by electronic means, it is sufficient to show that it was properly addressed.
(E)If any notice, document or other information is given, sent or supplied by the company by any other means authorised in writing by a shareholder, it is treated as being received when the company has done what it was authorised to do by that shareholder.
130.Notice When Post Not Available
If the postal service in the United Kingdom or some part of the United Kingdom is suspended or restricted, the directors only need to give notice of a general meeting to shareholders with whom the company can communicate by electronic means and who have provided the company with an address for this purpose. The company must also make the notice available on its website from the date of such publication until the conclusion of the general meeting or any adjournment of the general meeting. If it becomes generally possible to send or supply notices by post in hard copy form at least six clear days before the general meeting, the directors will send or supply a copy of the notice by post to those who would otherwise receive it in hard copy form by way of confirmation.
131.Presumptions Where Documents Destroyed
(A)The company can destroy or delete:-
(i)all transfer forms or Operator-instructions transferring shares, and documents sent to support a transfer, and any other documents which were the basis for making an entry by the company on the register, after six years from the date of registration;
(ii)all dividend and other payment instructions and notifications of a change of address or name, after two years from the date these were recorded;
(iii)all cancelled share certificates, after one year from the date they were cancelled; and
(iv)all proxy forms after one year from the date they were used if they were used for a poll, or after one month from the end of the general meeting to which they relate if they were not used for a poll.
(B)If the company destroys or deletes a document under this article, it is conclusively treated as having been a valid and effective document in accordance with the company’s records relating to the document. Any action of the company in dealing with the document in accordance with its terms before it was destroyed or deleted is conclusively treated as having been properly taken.
(C)This article only applies to documents which are destroyed or deleted in good faith and where the company is not on notice of any claim to which the document may be relevant.
(D)If the documents relate to CREST shares, the company must comply with any requirements of the uncertificated securities rules which limit its ability to destroy or delete these documents.
(E)This article does not make the company liable if:-
(i)it destroys or deletes a document earlier than the time limit referred to in paragraph (A);
(ii)it does not comply with the conditions in paragraph (C); or
(iii)the company would not be liable if this article did not exist.
(F)This article applies whether a document is destroyed or deleted or disposed of in some other way.
132.Indemnity of Directors
(A)As far as the legislation allows this, the company:-
(i)can indemnify any director or former director of the company or of any associated company against any liability; and
(ii)can purchase and maintain insurance against any liability for any director or former director of the company or of any associated company.
(B)A director or former director of the company or of any associated company will not be accountable to the company or the shareholders for any benefit provided pursuant to this article. Anyone receiving such a benefit will not be disqualified from being or becoming a director of the company.
133.Arbitration
(A)Unless Article 134 applies:
All disputes:-
(i)between a shareholder in that shareholder’s capacity as such and the company and/or its directors arising out of or in connection with these articles or otherwise; and/or
(ii)so far as permitted by law, between the company and any of its directors in their capacities as such or as employees of the company, including all claims made by or on behalf of the company against its directors; and/or
(iii)between a shareholder in that shareholder’s capacity as such and the company’s professional service providers; and/or
(iv)between the company and the company’s professional service providers arising in connection with any claim within the scope of sub-paragraph (A)(iii),

will be exclusively and finally resolved under the Rules of Arbitration of the International Chamber of Commerce (“ICC”) (the “ICC Rules”), as amended from time to time.
(B)The tribunal will consist of three arbitrators to be appointed in accordance with the ICC Rules.
(C)The chair of the tribunal must have at least 20 years’ experience as a lawyer qualified to practise in a common law jurisdiction within the Commonwealth (as constituted on the date of adoption of this article) and each other arbitrator must have at least 20 years’ experience as a qualified lawyer.
(D)The place of arbitration will be London, England.
(E)The language of the arbitration will be English.
(F)These articles are a contract between the company and its shareholders and between the company’s shareholders amongst themselves. This article (as supplemented from time to time by any agreement to a similar effect between the company and its directors or professional service providers) also contains or evidences an express submission to arbitration by each shareholder, the company, its directors and professional service providers and such submissions will be treated as a written arbitration agreement under the Arbitration Act 1996 of England and Wales and Article II of the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards (1958).
(G)Each person to whom this article applies hereby waives, as far as permitted by law: (i) any right under the laws of any jurisdiction to apply to any court of law or other judicial authority to determine any preliminary point of law, and/or (ii) any right he or she may otherwise have under the laws of any jurisdiction to appeal or otherwise challenge the award, ruling or decision of the tribunal.
134.Exclusive Jurisdiction
(A)This article applies to:-
(i)a dispute (which would otherwise be subject to Article 133) in any jurisdiction if a court in that jurisdiction determines that Article 133 is invalid or unenforceable in relation to that dispute in that jurisdiction; and
(ii)any derivative claim under the Companies Acts.
(B)For the purposes of paragraph (A), “court” means any court of competent jurisdiction or other competent authority including for the avoidance of doubt, a court or authority in any jurisdiction which is not a signatory to the New York Convention.
(C)Any proceeding, suit or action:-
(i)between a shareholder in that shareholder’s capacity as such and the company and/or its directors arising out of or in connection with these articles or otherwise; and/or
(ii)so far as permitted by law, between the company and any of its directors in their capacities as such or as employees of the company, including all claims made by or on behalf of the company against its directors; and/or
(iii)between a shareholder in that shareholder’s capacity as such and the company’s professional service providers and/or

(iv)between the company and the company’s professional service providers arising in connection with any claim within the scope of sub-paragraph 134(C)(iii), can only be brought in the courts of England and Wales.
(D)Damages alone may not be an adequate remedy for any breach of this article, so that in the event of a breach or anticipated breach, the remedies of injunction and/or an order for specific performance would in appropriate circumstances be available.
135.General Dispute Resolution Provisions
(A)For the purposes of Articles 133 and 134, a “dispute” means any dispute, controversy or claim, other than:-
(i)any dispute, controversy or claim relating to any failure or alleged failure by the company to pay all or part of a dividend which has been declared and which has fallen due for payment; and
(ii)in the case of Article 134 only, any derivative claim under the Companies Acts.
(B)The governing law of these articles, including the submissions to arbitration and written arbitration agreement contained in or evidenced by Article 133 and any dispute, controversy or claim arising out of or in connection with these articles (whether contractual or non-contractual), is the substantive law of England.
(C)The company is entitled to enforce Articles 133 and 134 for its own benefit, and that of its directors, subsidiary undertakings and professional service providers.
(D)References in Articles 133 and 134 to:-
(i)“company” includes each and any of the company’s subsidiary undertakings from time to time; and
(ii)“director” includes each and any director of the company from time to time in his or her capacity as such or as employee of the company and extends to any former director of the company; and
(iii)“professional service providers” includes the company’s auditors, legal counsel, bankers and any other similar professional service providers in their capacity as such from time to time but only if and to the extent such person has agreed with the company in writing to be bound by Article 133 and/or 134 (or has otherwise agreed to submit disputes to arbitration and/or exclusive jurisdiction in a materially similar way).
136.Shares Not Otherwise Subject To The Scheme
(A)In this Article 136 only, references to the “Scheme” are references to the scheme of arrangement between the company and its members dated 14 November 2025 under Part 26 of the Companies Act 2006, in its original form or with or subject to any modification, addition or condition approved or imposed by the High Court and (save as defined in this Article 136) expressions defined in the Scheme shall have the same meaning in this Article 136.
(B)Notwithstanding any other provisions in these articles, if any ordinary shares are allotted and issued to any person other than Indivior Pharmaceuticals, Inc. (and/or its nominee) (a “New Member”) after the time at which this Article 136 becomes effective and before the Scheme Record Time (as defined in the Scheme), such ordinary shares shall be allotted and issued subject to the terms of the Scheme and shall be Scheme Shares (as defined in the Scheme) for the purposes thereof and the New Member, and any subsequent holder other than Indivior Pharmaceuticals, Inc. and/or its nominee or nominees, shall be bound by the terms of the Scheme.

GLOSSARY
About the Glossary
This Glossary is to help readers understand the company’s articles. Words are explained as they are used in the articles - they might mean different things in other documents. This Glossary is not legally part of the articles and it does not affect their meaning. The explanations are intended to be a general guide - they are not precise. Words and expressions which are printed in bold in a definition have their own general explanation of their meaning which is contained in this Glossary.
abrogate If the special rights of a share are abrogated, they are cancelled or withdrawn.
adjourn Where a meeting breaks up, to be continued at a later time or day, at the same or a different place.
allot When new shares are allotted, they are set aside for the person they are intended for. This will normally be after the person has agreed to pay for a new share, or has become entitled to a new share for any other reason. As soon as a share is allotted, that person has the right to have his name put on the register of shareholders. When he has been registered, the share has also been issued.
asset Anything which is of any value to its owner.
attorney An attorney is a person who has been appointed to act for another person. The person is appointed by a formal document, called a “power of attorney”.
brokerage Commission which is paid to a broker by a company issuing shares where the broker’s clients have applied for shares.
call A call to pay money which is due on shares which has not yet been paid. This happens if the company issues shares which are partly paid, where money remains to be paid to the company for the shares. The money which has not been paid can be “called” for. If all the money to be paid on a share has been paid, the share is called a “fully paid share”.
capitalise To convert some or all of the reserves of a company into capital (such as shares).
capital redemption reserve A reserve which a company may have to set up to maintain the level of its capital base when shares are redeemed or bought back.
certificated form A shareholder holds a share or other security in certificated form if it is not able to be held in uncertificated form or, if it is able to be held in uncertificated form but that shareholder has requested that a certificate be issued for that share or other security (see also uncertificated form).
company representative If a corporation owns shares, it can appoint a company representative to attend a shareholders’ general meeting to speak and vote for it.
consolidate When shares are consolidated, they are combined with other shares - for example, three £1 shares might be consolidated into one new £3 share.
debenture A typical debenture is a long-term borrowing by a company. The loan usually has to be repaid at a fixed date in the future and carries a fixed rate of interest.
declare Generally, when a dividend is declared, it becomes due to be paid.

derivative claim An action which may be brought by a member on behalf of the company to enforce liability for breach by a director of his duties to the company.
electronic form A document is in electronic form if it is either sent by electronic means or it is sent by other means while in an electronic form e.g. a CD ROM.
electronic means A communication is sent by electronic means if it is sent by means of a telecommunications system. It includes fax and telephone communications and also electronic mail.
entitled to a share by law In some situations, a person will be entitled to have shares which are registered in somebody else’s name registered in his own name or to require the shares to be transferred to another person. When a shareholder dies, or the sole survivor of joint shareholders dies, his personal representatives have this right. If a shareholder is made bankrupt, his trustee in bankruptcy has the right.
ex dividend Once a share has gone ex-dividend, a person who buys the share in the market will not be entitled to the dividend which has been declared shortly before it was bought. The seller remains entitled to this dividend even though it will be paid after he has sold his share.
executed A document is executed when it is signed or sealed or made valid in some other way.
exercise When a power is exercised, it is used.
forfeit and forfeiture When a share is forfeited it is taken away from the shareholder and goes back to the company. This process is called “forfeiture”. This can happen if a call on a partly paid share is not paid on time.
fully paid shares When all of the money or other property which is due to the company for a share has been paid or received, a share is called a “fully paid share”.
hard copy form A document is in hard copy form if it is in a paper copy or similar form.
indemnity and indemnify If a person gives another person an indemnity, he promises to make good any losses or damage which the other might suffer. The person who gives the indemnity is said to “indemnify” the other person.
in issue See issue.
instruments Formal legal documents.
issue When a share has been issued, everything has been done by a company to make the shareholder the owner of the share. In particular, the shareholder’s name has been put on the register. Existing shares which have been issued are called “in issue”.
joint and several liability A person who is jointly and severally liable is liable together with others and is also liable separately.
lien Where the company has a lien over shares, it can take the dividends, and any other payments relating to the shares which it has a lien over, or it can sell the shares, to repay the debt and so on.
members Shareholders.
nominal amount or nominal value The amount of the share shown in a company’s account. The nominal value of the company’s ordinary shares is 0.50 US Dollars. This amount is shown on the share certificate for a share. When a company issues new shares this can be for a price which is at a premium to the nominal value. When shares are bought and sold on the stock market this can be for more, or less, than the nominal value. The nominal value is sometimes also called the “par value”.
officer The term officer includes (subject to the provisions of the articles) a director, secretary, any employee who reports directly to a director or any other person who the directors decide should be an officer.
Operator A person approved by the Treasury under the Uncertificated Securities Regulations 2001 as operator of a relevant system.
Operator-instruction A properly authenticated instruction sent by or on behalf of an Operator and sent or received by means of a relevant system.
ordinary resolution A decision reached by a simple majority of votes - that is by more than 50 per cent. of the votes cast.
partly paid shares If any money remains to be paid on a share, it is said to be partly paid. The unpaid money can be “called” for.
personal representatives A person who is entitled to deal with the property (the “estate”) of a person who has died. If the person who has died left a valid will, the will appoints “executors” who are personal representatives. If the person died without a will, the courts will appoint one or more “administrators” to be the personal representatives.
poll On a vote taken on a poll, the number of votes which a shareholder has will depend on the number of shares which he owns. An ordinary shareholder has one vote for each share he owns. A poll vote is different to a vote taken on a show of hands, where each person who is entitled to vote has just one vote, however many shares he owns.
power of attorney A formal document which legally appoints one or more persons to act on behalf of another person.
pre-emption rights The right of some shareholders which is given by the legislation to be offered a proportion of certain classes of newly issued shares and other securities before they are offered to anyone else. This offer must be made on terms which are at least as favourable as the terms offered to anyone else.
premium If a company issues a new share for more than its nominal value, the amount above the nominal value is the premium.
proxy A proxy is a person who is appointed by a shareholder to attend a general meeting and vote for that shareholder. A proxy is appointed by using a proxy form, which may be electronic. A proxy does not have to be a shareholder. A proxy can vote on a poll and on a show of hands under the company’s articles.
proxy form A form (including an electronic form) which a shareholder uses to appoint a proxy to attend a general meeting and vote for him. The proxy forms are sent out by the company and must be returned to the company before the meeting to which they relate.
quorum The minimum number of shareholders or directors who must be present before a shareholders’ or, as appropriate, directors’ meeting can start. When this number is reached, the meeting is said to be “quorate”.

rank When either capital or income is distributed to shareholders, it is paid out according to the rank (or ranking) of the shares. For example, a share which ranks ahead of (or above) another share in sharing in a company’s income is entitled to have its dividends paid first, before any dividends are paid on shares which rank below (or after) it. If there is not enough income to pay dividends on all shares, the available income must be used first to pay dividends on shares which rank first, and then to shares which rank next. The same applies for repayments of capital. Capital must be paid first to shares which rank first in sharing in the company’s capital, and then to shares which rank next. A company’s preference shares (if it has any) generally rank ahead of its ordinary shares.
recognised investment exchange An investment exchange which has been officially recognised by the UK authorities. An investment exchange is a place where investments, such as shares, are traded. The London Stock Exchange is a recognised investment exchange.
redeem, redemption and redeemable When a share is redeemed, it goes back to the company in return for a sum of money which was fixed (or calculated from a formula fixed) before the share was issued. This process is called “redemption”. A share which can be redeemed is called a “redeemable” share.
relevant system This is a term used in the legislation for a computer system which allows shares without share certificates to be transferred without using transfer forms. The CREST system for paperless share dealing is a “relevant system”.
renounces and renunciation Where a share has been allotted, but nobody has been entered on the share register for the share, it can be renounced to another person. This transfers the right to have the share registered to another person. This process is called “renunciation”.
reserves A fund which has been set aside in the accounts of a company - profits which are not paid out to shareholders as dividends, or used up in some other way, are held in a reserve by the company.
retire by rotation Directors must retire at an annual general meeting after they have been in office for three years or if they have been appointed since the last annual general meeting. This gives the shareholders the chance to confirm or renew their appointments by voting on whether to re-appoint them. In addition, non-executive directors who have acted as such for nine years must retire at every annual general meeting.
revoke To withdraw or cancel.
shadow director Where the directors of a company are accustomed to act in accordance with directions or instructions given by a person, that person is known as a shadow director. This does not include the company’s professional advisers.
share premium account If a new share is issued by a company for more than its nominal value, the amount above the nominal value is the premium and the total of these premiums is held in a reserve (which cannot be used to pay dividends) called the share premium account.
show of hands A vote where each person who is entitled to vote has just one vote, however many shares he holds.
special resolution A decision reached by a majority of at least 75 per cent. of votes cast.

special rights These are the rights of a particular class of shares as distinct from rights which apply to all shares generally. Typical examples of special rights are: where the shares rank; their rights to sharing in income and assets; and voting rights.
statutory declaration A formal way of declaring something in writing. Particular words and formalities must be used - these are laid down by the Statutory Declarations Act of 1835.
sub-divide When shares are subdivided they are split into shares which have a smaller.
nominal amount. For example, a £1 share might be subdivided into two 50p shares.
subject to Means that something else has priority, or prevails, or must be taken into account. When a statement is subject to something this means that the statement must be read in the light of that other thing, which will prevail if there is any conflict.
subsidiary A company which is controlled by another company (for example, because the other company owns a majority of its shares) is called a subsidiary of that company. This is defined in more detail in the legislation.
subsidiary undertaking This is a term used by the legislation. It has a wider meaning than subsidiary. Generally speaking, it is a company which is controlled by another company because the other company:
•has a majority of the votes in the company, either alone or acting with others;
•is a shareholder who can appoint or remove a majority of the directors; or
•can exercise dominant influence over the company because of anything in the company’s memorandum or articles or because of a certain kind of contract.
treasury shares Shares in the company which were bought by the company as provided by the legislation and which have been held by the company continuously since being bought are called treasury shares.
trustees People who hold property of any kind for the benefit of one or more other people under a kind of arrangement which the law treats as a “trust”.
uncertificated form A share or other security is held in uncertificated form if no certificate has been issued for it. A share or other security held in uncertificated form is eligible for settlement in CREST or any other relevant system.
underwriting A person who agrees to buy new shares if they are not bought by other people underwrites the share offer.
warrant or dividend warrant Similar to a cheque for a dividend.